UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ATI PHYSICAL THERAPY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

Letter to Stockholders
TO OUR STOCKHOLDERS:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of ATI Physical Therapy, Inc., which is our first annual meeting of stockholders as a public company, to be held virtually at https://www.virtualshareholdermeeting.com/ATI2022 on June 2, 2022 at 10:00 a.m. Central Time. Due to the ongoing COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only and you will not be able to attend in person. Instructions for accessing the virtual meeting platform online are included in the proxy statement for this meeting.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report, and proxy card.
Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you are able to attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.
Sincerely,
Diana Chafey
Chief Legal Officer and Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 2, 2022. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT https://www.virtualshareholdermeeting.com/ATI2022.

790 Remington Blvd.
Bolingbrook, IL 60440
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME AND DATE:	June 2, 2022 at 10:00 a.m. Central Time

PLACE:
Our Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, a format designed to increase stockholder access, reduce the environmental impact of a physical meeting, save ATI and our stockholders time and money and, during the current global pandemic, ensure the safety of participants. In addition to online attendance, this format provides stockholders with the opportunity to hear all portions of the official meeting, submit written questions during the meeting, and vote online during the open poll section of the meeting. You are invited to attend the live webcast of our meeting, vote your shares and submit questions at www.virtualshareholdermeeting.com/ATI2022. To join the meeting, you will need the 16-digit control number that is printed on your Notice Regarding the Availability of Proxy Materials (“Notice”). When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 10:00 a.m. Central Time, on June 2, 2022. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.

ITEMS OF BUSINESS:	1.
Elect two Class I directors of ATI Physical Therapy, Inc., each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

	2.	Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
	3.	Approve, on a non-binding advisory basis, the compensation of our named executive officers.
	4.	Select, on a non-binding advisory basis, whether future advisory votes on the compensation paid by us to our named executive officers should be held every one, two, or three years.
5.
Approve an amendment to the ATI Physical Therapy 2021 Equity Incentive Plan to increase the number of shares available for issuance under the Plan in connection with the cancellation of certain shares previously held by Wilco Acquisition, LP and the forfeiture of certain shares subject to Restricted Stock Agreements.

We will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. At this time we are not aware of any such additional matters.

RECORD DATE:	Only stockholders of record at the close of business on April 5, 2022 are entitled to notice of, and to attend and vote at, the Annual Meeting and any adjournments or postponements thereof.

PROXY VOTING:
On or about April 21, 2022, the proxy statement and form of proxy will first be made available to stockholders and we will mail to stockholders of record as of the Record Date a Notice of Internet Availability of Proxy Materials with instructions for accessing our proxy materials and voting instructions over the Internet, by telephone, or by mail. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
By Order of the Board of Directors,
Diana Chafey
Chief Legal Officer and Corporate Secretary
April 21, 2022

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT SOLICITATION AND VOTING	1
INTERNET AVAILABILITY OF PROXY MATERIALS	1
GENERAL INFORMATION ABOUT THE MEETING	1
CORPORATE GOVERNANCE	5
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS	11
PROPOSAL NO. 1 ELECTION OF DIRECTORS	12
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
REPORT OF THE AUDIT COMMITTEE	16
EXECUTIVE OFFICERS	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	21
PROPOSAL NO. 3 NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	37
PROPOSAL NO. 4 NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	38
PROPOSAL NO. 5 APPROVE AN AMENDMENT TO THE ATI PHYSICAL THERAPY 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN IN CONNECTION WITH THE CANCELLATION OF CERTAIN SHARES PREVIOUSLY HELD BY WILCO ACQUISITION, LP AND THE FORFEITURE OF CERTAIN SHARES SUBJECT TO RESTRICTED STOCK AGREEMENTS	39
ADDITIONAL INFORMATION	48
“HOUSEHOLDING”—STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	48
OTHER MATTERS	49
i

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors (“Board of Directors” or “Board”) of ATI Physical Therapy, Inc. for use at our 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/ATI2022 on June 2, 2022 at 10:00 a.m. Central Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 21, 2022. An annual report for the fiscal year ended December 31, 2021 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to ATI Physical Therapy, Inc. as “ATI,” the “Company,” “we,” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.
GENERAL INFORMATION ABOUT THE MEETING
PURPOSE OF THE ANNUAL MEETING
You are receiving this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
RECORD DATE; QUORUM
Only holders of record of our Class A common stock (“Common Stock”) at the close of business on April 5, 2022, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 207,386,007 shares of Common Stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 790 Remington Blvd., Bolingbrook, Illinois 60440. If, due to COVID-19, our headquarters are closed during the ten days prior to the Annual Meeting, a stockholder may send a written request to our Chief Legal Officer and Corporate Secretary at 790 Remington Blvd., Bolingbrook, Illinois 60440, and we will arrange a way for the stockholder to inspect the list.
The holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to conduct business. This presence is called a quorum. Proxies received but marked as abstentions, if any, and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

VOTING RIGHTS; REQUIRED VOTE
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Common Stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
For Proposal No. 1, each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, which means that the two individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL”, “WITHHOLD ALL”, or vote “FOR ALL EXCEPT” one or more of the nominees you specify. For Proposals No. 2, 3 and 5, approval of each proposal will require the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Proposal No. 4, the non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers, will provide stockholders with the opportunity to choose among four options. You may vote for holding the non-binding advisory vote to approve the compensation of our named executive officers every “1 YEAR,” “2 YEARS,” “3 YEARS,” or “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders will be the outcome of the non-binding advisory vote of our stockholders.
RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON EACH OF THE PROPOSALS SCHEDULED TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL		BOARD RECOMMENDATION
PROPOSAL 1	The election of the Class I directors named in this Proxy Statement	For All Nominees
PROPOSAL 2	The ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022	For
PROPOSAL 3	Non-binding advisory approval of the compensation of our named executive officers (“Say on Pay”)	For
PROPOSAL 4	Non-binding advisory approval of frequency of Say on Pay vote	For Every “1 Year”
PROPOSAL 5
The approval of an amendment to the ATI Physical Therapy 2021 Equity Incentive Plan to increase the number of shares available for issuance under the Plan in connection with the cancellation of certain shares previously held by Wilco Acquisition, LP and the forfeiture of certain shares subject to Restricted Stock Agreements
For

ABSTENTIONS; BROKER NON-VOTES
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Abstentions are not considered “votes cast” and therefore will have no effect on Proposals No. 2, 3, 4 and 5. At the Annual Meeting, there will be no abstentions on Proposal No. 1.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter for which brokers have discretionary authority to vote shares that are beneficially owned. There will therefore be no broker non-votes on Proposal 2. The other proposals presented at the Annual Meeting are non-routine matters for which broker non-votes are not deemed to be “votes cast”. Broker non-votes will therefore have no effect on Proposals No. 1, 3, 4, and 5.
VOTING INSTRUCTIONS; VOTING OF PROXIES
VOTE BY INTERNET AT THE ANNUAL MEETING	VOTE BY TELEPHONE OR INTERNET	VOTE BY MAIL
You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting https://www.virtualshareholder
meeting.com/ATI2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. Central Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card.
You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 1, 2022. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote at the Annual Meeting should you decide to attend the Annual Meeting virtually. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.
REVOCABILITY OF PROXIES
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•	delivering to our Chief Legal Officer and Corporate Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the Internet; or
•	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
EXPENSES OF SOLICITING PROXIES
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
VOTING RESULTS
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days after the Annual Meeting.

CORPORATE GOVERNANCE
BOARD STRUCTURE
Our Board of Directors consists of eight (8) members:
Class I directors: Andrew McKnight and Teresa Sparks, and their terms will expire at the first annual meeting of stockholders;
Class II directors: Joanne Burns, John Maldonado and James Parisi, and their terms will expire at the second annual meeting of stockholders;
Class III directors: Daniel Dourney, John Larsen and Carmine Petrone, and their terms will expire at the third annual meeting of stockholders.
On February 18, 2022, Christopher Krubert resigned from the Company’s Board and each committee of which he was a member, effective February 24, 2022. Mr. Krubert’s decision to resign was not a result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.
In accordance with our Second Amended and Restated Certificate of Incorporation (“Charter”), we have a classified Board of Directors, which divides our Board into three classes with staggered three-year terms, with only one class of directors being elected in each year.
At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.
The Board has determined that each of Ms. Burns, Mr. Dourney, Mr. Maldonado, Mr. McKnight, Mr. Parisi, Mr. Petrone, and Ms. Sparks are independent directors under applicable NYSE rules for purposes of serving on our Board.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our Board of Directors has primary responsibility for the oversight of our risk management while management is responsible for day-to-day management of risk. The Board oversees risk management either as a whole or through Board committees, discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. This risk oversight process includes the Audit Committee of the Board of Directors (i) identifying major risk areas and (ii) presenting such exposure to the Board of Directors to assess our risk identification, risk management and mitigation strategies with respect to areas of potential material risk, including strategic, operational, legal, compliance, human resources, financial, cybersecurity, strategic, and reputational risk. The risk oversight process also includes the Compensation Committee’s oversight of the management of risks relating to our compensation plans and arrangements, including whether the Company’s incentive compensation plans encourage excessive or inappropriate risk taking, and the Nominating and Corporate Governance Committee’s oversight of governance practices and the composition of our Board and its committees.
At each meeting of the Audit Committee of our Board of Directors our management reports on existing and emerging risks at our Company, including, as appropriate, risk assessments, cyber and data security risks, privacy updates and any security incidents. The Company’s executive management team also meets regularly to discuss cyber and data security risks.
NOMINATION RIGHTS
On June 16, 2021 (the “Closing Date”), a Business Combination transaction (the “Business Combination”) was finalized pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated February 21, 2021 between the operating company, Wilco Holdco, Inc. (“Wilco Holdco”), and Fortress Value Acquisition Corp. II ( “FAII” or “FVAC”), a special purpose acquisition company. In connection with the closing of the Business Combination, the Company changed its name from Fortress Value Acquisition Corp. II to ATI Physical Therapy, Inc. The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles. The Company’s Common Stock is listed on the NYSE under the symbol “ATIP.”
In connection with the execution of the Merger Agreement, FAII entered into the Stockholders Agreement with certain entities affiliated with Advent party thereto, (the “Advent Stockholders”) which became effective upon the Closing Date. Pursuant to the terms of the Stockholders Agreement, the Advent Stockholders have the right to designate director nominees for election to the Board at any meeting of our stockholders (“Advent Directors”). The number of nominees that the Advent Stockholders are entitled to nominate pursuant to the Stockholders Agreement is dependent on the aggregate number of shares of our Common Stock (including any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of our Common Stock, including options and warrants) held by Advent Stockholders. For so long as the Advent Stockholders own (i) 50% or more of our Common Stock, the Advent Stockholders are entitled to designate five (5) Advent Directors, (ii) 38% or more (but less than 50%) of our Common Stock, the Advent Stockholders are entitled to designate four (4) Advent Directors, (iii) 26% or more (but less than 38%) of our Common Stock, the Advent Stockholders are entitled to designate three (3) Advent Directors, (iv) 13% or more (but less than 26%) of our Common Stock, the Advent Stockholders are entitled to designate two (2) Advent Directors, (v) 5% or more (but less than 13%) of our Common Stock, the Advent Stockholders are entitled to designate one (1) Advent Director and (vi) less than 5%, the Advent Stockholders are not entitled to designate any Advent Directors.
In addition, in connection with our recent refinancing, on February 24, 2022 (the “Refinancing Date”), we issued, in the aggregate, 165,000 shares of non-convertible Series A Senior Preferred Stock with an initial stated value of $1,000 per share, or $165.0 million of stated value in the aggregate (“Series A Preferred Stock”), which includes warrants to purchase up to 11.5 million shares of Common Stock. The holders of Series A Preferred Stock, voting as a separate class, have the right to designate and elect one director to serve on the Company’s Board until such time that (i) as of any applicable fiscal quarter end, the Company’s 12-month Consolidated Adjusted EBITDA (as defined in the Certificate of Designation for the Series A Preferred Stock) exceeds $100,000,000, or (ii) the Lead Purchaser (as defined in the Certificate of Designation for the Series A Preferred Stock) ceases to hold at least 50.1% of the Series A Preferred Stock originally held by it. The holders of Series A Preferred Stock designated Daniel Dourney as their designee, and the Board appointed Mr. Dourney to the Board on February 24, 2022.
CONTROLLED COMPANY EXEMPTION
Because Advent beneficially owns a majority of the voting power of our outstanding Common Stock, we are a “controlled company” under the listing rules of the NYSE. As a controlled company, we are exempt from certain NYSE governance requirements that would otherwise apply to the composition and function of our Board. For example, we are not required to comply with certain rules that would otherwise require, among other things, (i) the compensation of our executive officers to be determined by a majority of the independent directors or a committee of independent directors, and (ii) director nominees to be selected or recommended either by a majority of the independent directors or a committee of independent directors. Notwithstanding our status as a controlled company, we remain subject to the requirements that our independent directors hold regular executive sessions and that our Audit Committee consist entirely of independent directors.
If at any time we cease to be a controlled company, we will take all action necessary to comply with the NYSE listing rules, including ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods. We will no longer qualify as a controlled company once Advent ceases to own a majority of the voting power of our outstanding Common Stock.
RESIGNATION POLICY
Any nominee for director in an uncontested election who fails to receive a majority of the votes cast at a stockholder meeting must tender their resignation to the Board from the Board and all committees thereof. A director nominee shall have failed to receive the affirmative vote of a majority of votes cast if the number of “against” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding abstentions and broker non-votes). The Nominating and Corporate Governance Committee shall assess the appropriateness of such nominee continuing to serve as a director and shall recommend to the Board the action to be taken with respect to such tendered resignation. Any director who tenders a resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. In determining whether or not to recommend that the Board accept any resignation offer, the Nominating and Corporate Governance Committee may consider all factors believed relevant by its members. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the publication of the election results.

COMMITTEES OF THE BOARD OF DIRECTORS
We have four standing committees - an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Healthcare Compliance Committee. The Board may from time to time establish other committees. Each of the committees report to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.
Audit Committee
Joanne Burns, James Parisi and Teresa Sparks are members of the Audit Committee. James Parisi is the Chair of the Audit Committee. Each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each of Ms. Burns, Mr. Parisi and Ms. Sparks is an “audit committee financial expert” within the meaning of 407(d) of Regulation S-K promulgated under the Securities Act.
Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Board, the investors party thereto have the right to require that at least a majority of the members of the Audit Committee be Advent Directors.
Under its charter, the functions of the Audit Committee include:
•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by ATI;
•	the pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by ATI;
•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;
•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and discussing the Company’s annual audited and quarterly financial statements;
•	discussing the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;
•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
•
discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure;

•	overseeing the performance of the Company’s internal audit function, systems of internal control over financial reporting and disclosure controls and procedures; and
•
reviewing the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting ATI’s financial statements, including alternatives to, and the rationale for, the decisions made.

Compensation Committee
Joanne Burns, John Larsen and Carmine Petrone are members of the Compensation Committee. Carmine Petrone is Chair of the Compensation Committee. Ms. Burns and Mr. Petrone are independent under SEC rules for purposes of serving on the Compensation Committee.
Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Company’s Board, the investors that are party thereto have the right to require at least a majority of the members of the Compensation Committee be Advent Directors.

Under its charter, the functions of the Compensation Committee include:
•
reviewing and approving annually corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluating performance of the CEO in light of those goals and reviewing and establishing the CEO’s annual compensation and incentive plan participation levels and bases of participation;

•
reviewing and recommending to the Board non-CEO executive officer compensation; evaluating, reviewing and recommending to the Board any changes to, or additional stock-based and other incentive compensation plans in the annual proxy statement and annual report on Form 10-K to be filed with the SEC; and

•	reviewing and recommending annually for approval by the Board, the form and amount of non-management director compensation and benefits.
The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.
Nominating and Corporate Governance Committee
John Larsen, John Maldonado and James Parisi are members of the Nominating and Corporate Governance Committee. John Larsen is Chair of the Nominating and Corporate Governance Committee.
Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Board, the investors party thereto have the right to require at least a majority of the members of the Nominating and Corporate Governance Committee be Advent Directors.
Under its charter, the functions of the Nominating and Corporate Governance Committee include:
•	identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders;
•	developing and recommending to the Board the corporate governance guidelines applicable to the Company;
•	leading the Board in its annual review of the performance of (i) the Board, (ii) the Board committees and (iii) management; and
•	recommending to the Board nominees for each Board committee.
The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.
Health Care Compliance Committee
John Maldonado, Teresa Sparks and Andrew McKnight are members of the Health Care Compliance Committee. Teresa Sparks is Chair of the Health Care Compliance Committee.
Under its charter, the functions of the Health Care Compliance Committee include:
•	being knowledgeable about compliance issues facing the health care industry;
•
primary responsibility for oversight of health care compliance matters, including assisting the Board and Audit Committee with oversight of enterprise risk management and health care compliance matters;

•	overseeing ATI’s health care regulatory compliance program and monitoring performance; and
•	providing an avenue of communication among management, those persons responsible for the internal compliance function, and the Board.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal year 2021, our Board of Directors met 12 times, the Audit Committee met seven times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee did not meet due to the fact that the Board of Directors addressed as a whole matters of that committee’s responsibilities. During fiscal year 2021, each member of our Board of Directors attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served.
BOARD ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. We completed our Business Combination and became a public company on June 17, 2021 and this 2022 Annual Meeting is our first annual meeting.
COMMUNICATION WITH DIRECTORS
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors, or a specific member of our Board of Directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Chief Legal Officer and Corporate Secretary.
All communications are reviewed by the Chief Legal Officer and Corporate Secretary and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.
The address for these communications is:
ATI Physical Therapy, Inc.
790 Remington Blvd.
Bolingbrook, IL 60440
Attn: Chief Legal Officer and Corporate Secretary
CODE OF ETHICS AND BUSINESS CONDUCT
ATI has adopted a Code of Conduct & Compliance Program Guide applicable to its directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that complies with the rules and regulations of the NYSE. A copy of the Code of Conduct & Compliance Program Guide will be provided without charge upon written request to Diana Chafey, Chief Legal Officer and Corporate Secretary, in writing at our principal executive offices at 790 Remington Boulevard, Bolingbrook, Illinois 60440 and a copy can be found on our investor relations website at https://investors.atipt.com under the link “Governance Documents.” We intend to satisfy any disclosure requirements related to waivers of or amendments to our Code of Conduct & Compliance Program Guide by posting such information on our website at www.investors.atipt.com.

CORPORATE SOCIAL RESPONSIBILITY
Our culture is shaped by our core values, which are as follows:
•	Teamwork
•	Communication
•	Quality of Care
•	Friendly Factor
As part of our core value of “teamwork”, we support various initiatives. We strive to ensure our work environment reflects diversity, fairness and meritocracy. We strive to provide a voice for our diverse employees to share insights, communicate with leadership, and generate ideas and actions to enhance and impact diversity at the Company. We also offer our local communities the benefits of a large corporate network, while delivering services and support with a local focus. In the communities we serve, ATI is elevating awareness of health and wellness. We assist children and families in need through our support of the ATI Foundation, a 501(c)(3) charity organized to provide funding to children with physical impairments.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
NOMINATION TO THE BOARD OF DIRECTORS
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our Charter and amended and restated bylaws (“Bylaws). The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board of Directors for membership. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders, and others. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
At the time of the consummation of our Business Combination on June 17, 2021, John Larsen, John Maldonado, Carmine Petrone, Christopher Krubert, Joanne Burns, James Parisi and Andrew McKnight were nominated for election to the Board of Directors. Teresa Sparks was appointed to the Board of Directors on December 8, 2021. Christopher Krubert resigned and Daniel Dourney, pursuant to nomination rights of the holders of our Series A Preferred Stock (as discussed above), was appointed to the Board of Directors on February 24, 2022. As described further in this Proxy Statement, our Board of Directors has nominated Andrew McKnight and Teresa Sparks for re-election at the 2022 Annual Meeting.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”
DIRECTOR QUALIFICATIONS; DIVERSITY
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members of the Board of Directors), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, understanding of the Company’s business on a technical level, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors will take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors and making its recommendations to the Company’s stockholders.
Both the Board and the Nominating and Corporate Governance Committee believe that Board diversity is important to ensure a balanced Board with a rounded perspective. Diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, to be in our Company’s and stockholders’ best interests.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, which means that the two individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
NOMINEES TO OUR BOARD OF DIRECTORS
The nominees and their ages, occupations, and length of service on our Board of Directors as of the date of this Proxy Statement, are provided below.
Andrew A. McKnight
Mr. McKnight, age 44, has served on our Board since June 2020. Mr. McKnight is a Managing Partner of the Credit Funds business at Fortress. Mr. McKnight heads the liquid credit investment strategies at Fortress, serves on the investment committee for the Credit Funds business at Fortress and is a member of the management committee of Fortress. Mr. McKnight previously served on the board of directors of Mosaic Acquisition Corp. from 2017 to 2020. Mr. McKnight has also served on the board of directors and as the Chief Executive Officer of FVAC I since its inception in January 2020 and continues to serve on the board of directors of MP Materials where he is a member of the compensation committee. Additionally, Mr. McKnight has served as a director and Chief Executive Officer of FVAC III since its inception in August 2020, and as Chairman of the FVAC IV board. Prior to joining Fortress in February 2005, he was the trader for Fir Tree Partners (“Fir Tree”) where he was responsible for analyzing and trading high yield and convertible bonds, bank debt, derivatives and equities for the value-based hedge fund. Prior to Fir Tree, Mr. McKnight worked on Goldman, Sachs & Co.’s distressed bank debt trading desk. Mr. McKnight received a B.A. in Economics from the University of Virginia. We believe that Mr. McKnight will continue to be a valuable member of our Board because of his extensive executive and board experience.
Teresa Sparks
Ms. Sparks, age 53, has served on our Board since 2021. Ms. Sparks served as Chief Financial Officer (“CFO”) and Executive Vice President of Envision Healthcare, a leading provider of physician-led services and post-acute care services in addition to ambulatory surgery services, from 2018 to 2020. Previously, she was the interim CFO at Brookdale Senior Living, and, prior to that, was the CFO at Surgery Partners and its predecessor company, Symbion, Inc., from 2014 to 2018. Ms. Sparks currently serves on the board of directors of Harrow Health, Inc., a publicly traded ophthalmic-focused healthcare company, where she is chair of the audit committee and a member of the nominating and governance and compensation committees. Ms. Sparks also serves on the board of directors and as chair of the audit committee of several other private companies. Ms. Sparks received a bachelor’s degree in Business Administration and Accounting, graduating Summa Cum Laude from Trevecca Nazarene University. We believe that Ms. Sparks will continue to be a valuable member of our Board because of her extensive management experience in the healthcare industry.

CONTINUING DIRECTORS
The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our Board of Directors as of the date of this Proxy Statement are provided below.
Joanne M. Burns
Ms. Burns, age 61, joined our Board in 2021. Prior to serving on the Board, Ms. Burns served as the Chief Strategy Officer for Cerner Corporation, a healthcare IT company, from 2013 to 2019. Ms. Burns serves on the board of directors of Availity, a healthcare claims clearinghouse, as the chair of the performance and compensation committee and a member of the finance committee. Ms. Burns also serves on the board of directors of Innara Health, a neonatal medical device company, and she is chair of the board of directors and the compensation committee of SNOMED International, an international non-profit organization focused on clinical terminology used in electronic health records. Ms. Burns received her B.S. from the State University of New York College at Plattsburgh and her M.P.A. from the University of San Francisco.
Daniel Dourney
Mr. Dourney, age 65, joined our Board in February 2022. From April 2019 to June 2021, Mr. Dourney served as President and Chief Executive Officer of Professional PT, LLC, a provider of outpatient physical and hand therapy and rehabilitation services. Previously, from May 2016 to March 2019, he was the President and Chief Operations Officer of OptimisCorp, a medical technology provider, and, prior to that was the COO of Physiotherapy Associates, an outpatient physical and occupational rehabilitation service and health and wellness program provider, from May 2014 to March 2016. Mr. Dourney has served on the board of directors of OptimisCorp since May 2016. Mr. Dourney received a bachelor’s degree from State University of New York Upstate Medical University and is a physical therapist.
John L. Larsen
Mr. Larsen, age 64, has served on our Board since 2018 and has served as the Chair of the Board since 2021. He currently also serves as a member of the leadership team fulfilling the role of Principal Executive Officer. Mr. Larsen’s role at the Company has primarily been to work alongside executives and board members, participating in and nurturing broad networks of alliances with others. Mr. Larsen is an executive at Bridgeway Partners LLC (“Bridgeway”). Prior to forming Bridgeway in 2020, Mr. Larsen served in various roles at UnitedHealth Group from 2005 until 2018. Mr. Larsen was also an executive at Gondola Eye, LLC from 2019 until 2020.
John Maldonado
Mr. Maldonado, age 46, has served on our Board since 2016. Mr. Maldonado is a Managing Partner at Advent. Prior to joining Advent in 2006, he worked at Bain Capital, Parthenon Capital and the Parthenon Group. He also currently serves on the Board of Directors of AccentCare, Inc., a provider in post-acute healthcare services (“AccentCare”), RxBenefits, a pharmacy adviser to employee benefits consultants, Healthcare Private Equity Association, an association that supports the healthcare private equity community. Mr. Maldonado received his B.A. in mathematics, summa cum laude, from Dartmouth College and his M.B.A., with high distinction, as a Baker Scholar from Harvard Business School.
James E. Parisi
Mr. Parisi, age 57, joined our Board in 2021. Since May, 2018 Mr. Parisi has served on the board of directors of Cboe Global Markets, Inc., a global exchange operator, as the chair of the audit committee, a member of the compensation committee and a member of the Alternative Trading System oversight committee. Previously, Mr. Parisi served on the board of directors of Cotiviti Inc., a clinical and financial analytics company, as the Chair of the audit committee and a member of the board strategy committee from 2015 until 2018. Mr. Parisi also served on the board of directors for Cboe Futures Inc., a futures exchange, where he was a member of the regulatory oversight committee from 2016 until 2018 and served on the board of directors of Pursuant Health, Inc., a provider of self-service health and wellness testing kiosks, as the chair of the audit committee from 2014 until 2021. Mr. Parisi served as Chief Financial Officer of CME Group Inc., a publicly traded company, from 2004 through 2014. Mr. Parisi received his B.S. from the University of Illinois at Urbana-Champaign and his M.B.A. from the University of Chicago Booth School of Business.

Carmine Petrone
Mr. Petrone, age 39, has served on our Board since 2016. Mr. Petrone is a Managing Director at Advent, focused on investments in the healthcare sector. Prior to joining Advent in 2010, Mr. Petrone was an associate at Thomas H. Lee Partners from 2006 to 2008. Mr. Petrone currently serves on the Board of Directors of AccentCare. He holds a B.A. in Economics from the John Hopkins University and an M.B.A. from Harvard Business School.
NON-EXECUTIVE DIRECTOR COMPENSATION
In 2021, each non-employee director, except for Carmine Petrone, John Maldonado and Andrew McKnight, received annual compensation in the form of a $75,000 annual cash retainer and restricted stock unit and stock option awards valued at $100,000, as well as additional retainers for committee chairs and, to a lesser extent, members. John Larsen, our Executive Chairman, received an additional $50,000 annual cash retainer and $25,000 restricted stock award for serving as Chairman of the Board while in his executive role disclosed in the Executive Compensation disclosures.
The director restricted stock unit grant for 2021 vests on the first anniversary of the grant date and entitles the director to receive shares of our Common Stock upon vesting, and the director stock option grant for 2021 vests one-third on each of the first three anniversaries of the date of the grant, all as further described below. The terms of the Award Agreements with the directors are otherwise the same as the executives.
Annual cash retainers are paid on a quarterly basis at the end of each quarter and include committee fees detailed below.
Committee Cash Retainer	Audit	Compensation	Governance	Healthcare Compliance
Chair	$25,000	$20,000	$10,000	$15,000
Member	$15,000	$10,000	$5,000	$5,000
DIRECTOR COMPENSATION - 2021
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
	($)(2)	($)(5)	($)	($)
John Larsen(1)	0	0	0	0
Joanne Burns	112,500	50,000	47,535	210,035
Christopher Krubert	85,000	50,000	47,535	182,535
James Parisi	105,417	50,000	47,535	202,952
Teresa Sparks(3)	0	49,999	49,918	99,917
Todd Zimmerman(4)	6,250	0	0	6,250
(1)	John Larsen’s Director cash and equity fees in 2021 are reported in the Summary Compensation Table.
(2)	Joanne Burns and James Parisi received one-time cash payments in April 2021 of $25,000 and $16,667 respectively, in lieu of a grant under the Wilco Acquisition, LP 2016 Equity Incentive Plan.
(3)	Teresa Sparks joined the Board of Directors effective December 21, 2021. Her 2021 equity awards were approved by the Compensation Committee and granted on December 28, 2021.
(4)	Todd Zimmerman resigned January 27, 2021 and his fees reflect a prorated award for his service in 2021.
(5)
The amounts reported represent the grant date fair value of restricted stock units and stock options granted in 2021, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”).The aggregate number of options and stock awards outstanding as of fiscal year end for each director were as follows:

DIRECTOR OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Aggregate Outstanding Option Awards (#)	Aggregate Outstanding Stock Awards (#)
Joanne Burns	27,962	14,620
Christopher Krubert	27,962	21,337
James Parisi	27,962	14,620
Teresa Sparks	32,414	16,077
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF THE CLASS I DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected PwC as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2022 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that PwC is not ratified by our stockholders, the Audit Committee will review its future selection of PwC as our independent registered public accounting firm, but may ultimately determine to retain PwC. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
PwC audited our financial statements for the fiscal year ended December 31, 2021. Representatives of PwC are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions. PwC has served as our independent registered public accounting firm since 2021.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, PwC will periodically rotate the individuals who are responsible for our audit.
During the fiscal years ended December 31, 2020 and 2021, aggregate fees for services and related expenses provided by PwC were as follows:
The following table shows the fees for professional services rendered to us by PwC, our independent registered public accounting firm, for services in respect of the years ended December 31, 2021 and 2020:
	2021	2020
Audit Fees(1)	$1,535,593	$1,672,880
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	5,400	5,400
Total Fees	$1,540,993	$1,678,280
(1)
Audit Fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. The audit fees also include fees for professional services provided in connection with the special purpose acquisition company transaction that occurred during the fiscal years ended December 31, 2020 and 2021, including consents and review of documents filed with the SEC.

(2)	Audit-Related Fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All Other Fees represent payment for access to PricewaterhouseCoopers LLP online software tools.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

REPORT OF THE AUDIT COMMITTEE
The purpose of our Audit Committee is to assist our Board of Directors with oversight of (i) the conduct and integrity of the Company’s and its subsidiaries’ (collectively the “Company Group”) external financial reporting; (ii) the performance of the Company Group’s internal audit function and systems of internal control over financial reporting and disclosure controls and procedures; (iii) the qualifications, engagement, compensation, independence and performance of the Company Group’s independent auditors, their conduct of the annual audit of the Company Group’s financial statements, and their engagement to provide any other services; (iv) the Company Group’s legal and regulatory compliance (other than health care compliance matters); and (v) the application of the Company Group’s policies and procedures as established by management and the Board. Our Audit Committee’s principal responsibility is one of oversight. Our management is responsible for determining that our financial statements are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory internal control over financial reporting. The independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting. Our internal and outside counsel are responsible for assuring compliance with laws and regulations and our corporate governance policies.
In the performance of its oversight function, our Audit Committee has:
•	reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2021 with management and PwC;
•	discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with PwC its independence.

Based on these reviews and discussions, we recommended to our Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 1, 2022.
THE AUDIT COMMITTEE
James E. Parisi, Chair
Joanne M. Burns
Teresa Sparks

EXECUTIVE OFFICERS
The following persons are our executive officers:
Name	Age	Title
John Larsen	64	Member of the leadership team fulfilling the role of Principal Executive Officer; Executive Chair; Director
Joseph Jordan	40	Member of the leadership team fulfilling the role of Principal Executive Officer; Chief Financial Officer
Ray Wahl	49	Member of the leadership team fulfilling the role of Principal Executive Officer; Chief Operating Officer
Diana Chafey	53	Chief Legal Officer and Corporate Secretary
Augustus Oakes	47	Chief Information Officer
Joe Zavalishin	48	Chief Development Officer
Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. The biographical information for our Executive Chairman, John Larsen, is provided above under “Continuing Directors”.
Joseph Jordan
Mr. Jordan was named Chief Financial Officer of the Company in 2019. He currently also serves as a member of the leadership team fulfilling the role of Principal Executive Officer. Prior to assuming his role as Chief Financial Officer, Mr. Jordan served as the Company’s Senior Vice President and Chief Accounting Officer beginning in 2018. Prior to joining the Company, Mr. Jordan spent approximately two years at Sears Holding Corporation (“Sears”), first as Assistant Controller and later as Vice President and Corporate Controller. Mr. Jordan began his career in 2003 and held various positions at Deloitte & Touche LLP and Sun Coke Energy prior to joining Sears. Mr. Jordan received his B.S. in Accounting from Purdue University.
Ray Wahl
Mr. Wahl became Chief Operating Officer of the Company in 2019. He currently also serves as a member of the leadership team fulfilling the role of Principal Executive Officer. Previously, Mr. Wahl served on the Company’s leadership team as East Division President, overseeing operations in Delaware, Maryland, Pennsylvania, Michigan, Ohio, North Carolina, South Carolina and Georgia. Mr. Wahl joined the Company in 2006 and has held various leadership positions, overseeing growth through new clinic opportunities, acquisitions and strategic partnerships. Prior to joining the Company, Mr. Wahl was an Athletic Trainer from 1996 until 2000 with Plaza Physical Therapy. Mr. Wahl received his doctorate of physical therapy from Temple University and his M.B.A. from Northwestern University Kellogg School of Management.
Diana Chafey
Ms. Chafey joined the Company as its Chief Legal Officer and Corporate Secretary in 2018. Prior to joining the Company, Ms. Chafey served as Executive Vice President, General Counsel and Corporate Secretary of the Warranty Group between 2013 and 2018, where she oversaw global legal, compliance, risk management, regulatory and corporate governance matters and related affairs. Ms. Chafey also previously held roles as partner at DLA Piper US LLP until 2013 and associate at McGuire Woods LLP from 2002 until 2003, representing clients in domestic and global regulatory and transactional matters. Ms. Chafey received her B.A. from Arizona State University and her J.D. from Valparaiso University School of Law.
Augustus Oakes
Mr. Oakes joined the Company as Vice President of Business Technology in 2018 and currently serves as Chief Information Officer. Prior to joining the Company, Mr. Oakes serves as an IT strategy consultant at KPMG LLP from 2013 until 2018, where he helped clients build modern IT operating models and prepare for digital disruption. Mr. Oakes also served in various IT leadership roles at Walgreen Company, d/b/a Walgreens (“Walgreens”) and as a management consultant with Accenture plc. Mr. Oakes holds a degree from Loyola University Chicago.

Joe Zavalishin
Mr. Zavalishin joined the Company as Chief Development Officer in 2019. Prior to joining the Company, Mr. Zavalishin served as a Senior Vice President at OptumRx, a large manager of pharmacy benefits (“Optum”), where he was responsible for network development and strategy, payor and provider relationships, and pricing from 2016 until 2019. Prior to Optum, Mr. Zavalishin served as Executive Vice President of AxelaCare Health, a national provider of home infusion pharmacy and nursing services (“Axela”), overseeing operations including pricing and strategy from 2013 through 2015 when Axela was acquired by Optum. Mr. Zavalishin’s role was greatly expanded in connection with the acquisition of Axela by Optum. Prior to that time, Mr. Zavalishin served as Vice President of Contracts & Pricing Development at Walgreens from 2009 until 2013. Mr. Zavalishin also served as Vice President of Pharmacy Network and Operations and as Head of Planning and Business Strategy for Medical Products at Aetna Inc. from 2004 until 2009. Mr. Zavalishin received his B.A. from the University of Connecticut and an M.B.A. in Finance and Strategy from Rensselaer Polytechnic Institute.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 5, 2022, certain information with respect to the beneficial ownership of our Common Stock for each of our executive officers, each of our directors, all of our directors and executive officers as a group and each person we know to be the beneficial owner of more than 5% of our Common Stock.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares of common stock issuable pursuant to options and warrants that are exercisable or settled within 60 days of the date of this table. Shares of common stock issuable pursuant to options and warrants are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. Except as otherwise indicated, all share ownership is as of April 5, 2022 and the percentage of beneficial ownership is based on 207,386,007 shares of Common Stock legally outstanding.
The business address of each beneficial owner is c/o ATI Physical Therapy, Inc., 790 Remington Blvd., Bolingbrook, IL 60440, unless otherwise indicated below.
Name of Beneficial Owner	Shares Beneficially Owned (#)	Percentage of Beneficial Ownership
5% or Greater Stockholders
Advent International Corporation(1)	116,391,635	56.1%
Fortress Acquisition Sponsor II LLC(2)	18,991,666	9.2%
Knighthead Capital Management, LLC(3)	13,446,189	6.5%
Named Executive Officers and Directors
John Larsen(4)	26,143	*
Joseph Jordan	173,736	*
Ray Wahl	173,736	*
Diana Chafey(5)	232,545	*
Augustus Oakes	79,773	*
Joe Zavalishin	86,868	*
Labeed Diab	466,142	*
Joanne Burns	—	*
Daniel Dourney	—	*
John Maldonado	—	*
Andrew McKnight	—	*
James Parisi	—	*
Carmine Petrone	—	*
Teresa Sparks	—	*
All Directors and Executive Officers of ATI as a group (14 persons)	1,238,943	*
*	Represents beneficial ownership of less than 1% of total shares of Common Stock legally outstanding.
(1)
Based solely on Amendment Number 2 to the Schedule 13D filed on December 15, 2021, represents 116,391,635 shares of Common Stock held by funds managed by Advent International Corporation (“Advent”), comprised of: (i) 64,664,697 shares indirectly owned through GPE VII GP S.À.R.L. (“Advent GP Luxembourg”), including 11,324,692 shares held by Advent International GPE VII Limited Partnership, 30,970,377 shares held by Advent International GPE VII-B Limited Partnership, 9,845,475 shares held by Advent International GPE VII-C Limited Partnership, 6,777,137 shares held by Advent International GPE VII-D Limited Partnership, 2,873,508 shares held by Advent International GPE VII-F Limited Partnership and 2,873,508 shares held by Advent International GPE VII-G Limited Partnership (collectively, the “Advent Luxembourg Funds”); (ii) 34,541,846 shares indirectly owned through GPE VII GP Limited Partnership (“Advent GP Cayman”), including 10,481,756 shares held by Advent International GPE VII-A Limited Partnership, 22,316,207 shares held by Advent International GPE VII-E Limited Partnership and 1,743,883 shares held by Advent International GPE VII-H Limited Partnership (collectively, the “Advent Cayman Funds”); (iii) 806,132 shares held by Advent Partners GPE VII – Cayman Limited Partnership; (iv) 1,063,662 shares held by Advent Partners GPE VII – B Cayman Limited Partnership; (v) 45,266 shares held by Advent Partners GPE VII – Limited Partnership; (vi) 212,875 shares held by Advent Partners GPE VII – A Cayman Limited Partnership; (vii) 107,151 shares held by Advent Partners GPE VII – A Limited Partnership; (viii) 65,045 shares held by Advent Partners GPE VII – 2014 Limited Partnership; (ix) 155,782 shares held by Advent Partners GPE VII – 2014 Cayman Limited Partnership; (x) 179,333 shares held by Advent Partners GPE VII-A 2014 Limited Partnership; (xi) 109,903 shares held by Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the entities listed in (iii) through (xi) collectively, the “Advent AP Funds”); (xii) 13,878,964 shares held by GPE VII ATI Co-Investment Limited Partnership (the “Advent Co-Invest Fund”); and (xiii) 560,979 shares of held by Wilco Acquisition. Excludes 15,000,000 Earnout Shares subject to vesting as described elsewhere in this prospectus. Wilco GP, Inc. (“Wilco GP”), an affiliate of Advent, is the general partner of Wilco Acquisition. Advent is the manager of Advent International GPE VII, LLC (“Advent Top GC”), which in turn is the General Partner of each of GPE VII GP Limited Partnership (“Advent GP Cayman”), the Advent AP Funds, and the Advent Co-Invest Fund. Advent Top GC is also the manager of Advent GP Luxembourg, which is the General Partner of each of the Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds. The address of Advent, Advent GP Luxembourg, the Advent Luxembourg Funds, Advent GP Cayman, the Advent Cayman Funds, Advent Top GC, the Advent AP Funds and Advent Co-Invest Fund is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.
(2)
Based solely on Amendment Number 1 to the Schedule 13D filed on August 6, 2021 by Fortress Acquisition Sponsor II LLC (“Sponsor”), Hybrid GP Holdings (Cayman) LLC (“Cayman GP”), Hybrid GP Holdings LLC (“Hybrid GP”), FIG LLC (“FIG LLC”), Fortress Operating Entity I LP (“FOE I”), FIG Corp. (“FIG Corp.”), and Fortress Investment Group LLC (“Fortress”). Sponsor directly beneficially owns an aggregate of 16,025,000 shares of Common Stock and 2,966,666 shares of Common Stock issuable upon the exercise of the same number of private placement warrants. Cayman GP controls the general partners of certain investment funds that together, pursuant to a transfer agreement, acquired a majority equity interest in Sponsor. Hybrid GP is the sole owner of Cayman GP. FIG LLC indirectly controls certain investment funds (the “Funds”) managed or advised by controlled affiliates of FIG LLC, which Funds hold all of the outstanding equity interest in Sponsor. FOE I is the sole owner of FIG LLC and the managing member of, and holds the majority of equity interest in, Hybrid GP. FIG Corp. is the general partner of FOE I. Fortress is the sole owner of FIG Corp. Each of Cayman GP, Hybrid GP, FIG LLC, FOE I, FIG Corp. and Fortress may be deemed to indirectly beneficially own the securities held by Sponsor. As the Co-Chief Investment Officers of the fund that owns Sponsor (through advisory and general partner entities) each of Peter L. Briger, Jr., Dean Dakolias, Andrew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares of Common Stock held by Sponsor, but each of them disclaims beneficial ownership thereof. The address of each of the entities and individuals named in this footnote is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(3)
Based solely on a Schedule 13D filed on March 4, 2022 by Knighthead Capital Management, LLC (“Knighthead”), Knighthead Master Fund, L.P. (“KHMF”), Knighthead Fund, L.P. (“KHNY”), Knighthead Annuity & Life Assurance Company (“KHAL”), and Knighthead Distressed Opportunities Fund, L.P. (“KHDOF”). Consists of (a) 3,411,571 shares of Class A Common Stock held by KHMF, 1,039,606 shares of Class A Common Stock held by KHNY, 2,607,082 shares of Class A Common Stock held by KHAL, and 1,181,383 shares of Class A Common Stock held by KHDOF, (b) 1,342,846 penny warrants to acquire shares of Class A Common Stock upon payment of $0.01 per share (“Penny Warrants”) held by KHMF, 396,256 Penny Warrants held by KHNY, 616,942 Penny Warrants held by KHAL, and 779,884 Penny Warrants held by KHDOF, and (c) 895,231 warrants to acquire shares of Class A Common Stock upon payment of $3.00 per share (“$3 Warrants”) held by KHMF, 264,171 $3 Warrants held by KHNY, 411,294 $3 Warrants held by KHAL, and 519,923 $3 Warrants held by KHDOF. Knighthead, pursuant to certain investment management agreements serves as the investment manager of KHMF and KHDOF and pursuant to certain investment advisory agreements serves as the investment advisor to KHNY and KHAL. Investment decision with respect to the Class A Common Stock held by the Knighthead Funds are made by Knighthead in its sole discretion. Knighthead beneficially owns an aggregate of 13,466,189 shares of Common Stock, including (i) 8,239,642 shares of Class A Common Stock, (ii) 3,135,928 Penny Warrants, and (iii) 2,090,619 $3 Warrants. The address of each of the entities named in this footnote is 280 Park Avenue, 22nd Floor, New York, New York 10017.

(4)	Includes 404 for John Larsen’s restricted stock awards that will be settled into shares within 60 days of April 5, 2022.
(5)	Includes 1,211 for Diana Chafey’s restricted stock awards that will be settled into shares within 60 days of April 5, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions (or series of transactions) and any currently proposed transactions, to which we have been or will be a participant and in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, director nominees, executive officers or holders of more than 5% of any class of our equity interests at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Founder Shares
On June 15, 2020, FAII issued founder shares (“Founders Shares”) in exchange for an aggregate capital contribution of $25,000. Fortress Acquisition Sponsor II LLC (“Sponsor”) had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 14, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. In August 2020, Sponsor transferred a total of 100,000 Founder Shares to four independent directors of FAII for the same per-share price initially paid for by Sponsor. Subsequent to those transfers, Sponsor held 8,525,000 Founder Shares. The Founder Shares automatically converted into Common Stock upon the consummation of the Business Combination (“Vesting Shares”).
Pursuant to the Parent Sponsor Letter Agreement, the Insiders (as defines therein) further agreed that, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions, as follows: (i) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination, (ii) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (iii) 33.34% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination.
Sponsor Private Placement Warrants
Substantially concurrently with the closing of FAII’s initial public offering (“IPO”), the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants for a price of $1.50 per warrant. Each Private Placement Warrant was exercisable to purchase one share of FAII Class A common stock at $11.50 per share.
Each Private Warrant entitles the holder to purchase one share of our Common Stock at $11.50 per share. At the closing of the Business Combination, the Sponsor transferred and surrendered for no consideration 2,966,667 of its Private Placement Warrants. 2,966,666 Private Placement Warrants are outstanding at this time.
Related Party Notes
Prior to FAII’s IPO, the Sponsor loaned FAII an aggregate of $97,250 to cover expenses related to FAII’s IPO pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of April 30, 2021 and the closing of the FAII’s IPO. FAII repaid the promissory note in full on August 14, 2020.
Office Space and Related Support Services
On August 14, 2020, FAII entered into an agreement with an affiliate of Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the Business Combination, we ceased paying these monthly fees
PIPE Investment
In connection with the PIPE Investment and consummation of the Business Combination, the Sponsor purchased 7,500,000 shares of FAII Class A common stock at $10.00 per share for an aggregate purchase price of $75 million.

Earnout Shares
After the consummation of the Business Combination, Wilco Acquisition, LP (the sole holder of the Company Common Stock as of the date of the Merger Agreement) or its designees will have the contingent right to receive Earnout Shares upon the terms and subject to the conditions set forth in the Merger Agreement and the agreements contemplated thereunder in the amounts set forth below if the price targets set forth below are achieved any time between the closing and the date that is ten years after the consummation of the Business Combination:
•
in the event the dollar volume-weighted average price (“VWAP”) of one share of Common Stock as reported on the NYSE is greater than $12.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of Common Stock;

•
in the event the VWAP of one share of Common Stock as reported on the NYSE is greater than $14.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of Common Stock; and

•
in the event the VWAP of one share of Common Stock as reported on the NYSE is greater than $16.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of Common Stock.

In the event that there is an agreement with respect to the sale or other change of control of ATI entered into after the closing and prior to the date that is ten years after the consummation of the Business Combination, that will result in the holders of Common Stock receiving a per share price in excess of the applicable VWAP set forth above, then the applicable Earnout Shares that have not such sale or change of control, ATI and the surviving company will take proper provision to ensure that any Earnout Shares that have not previously been issued will remain eligible to be paid through the date that is ten years after the consummation of the Business Combination.
If, after the closing and on or before the date that is ten years after the consummation of the Business Combination, the outstanding shares of Common Stock are changed into a different number or class of shares by reason of any merger, stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction, then the number of Earnout Shares to be issued pursuant to the Merger Agreement will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action.
Advent International Expense Reimbursements
We have reimbursed Wilco GP, Inc., which is affiliated with Advent, for expenses totaling approximately $174,547 for the period covering January 1, 2021 to December 31, 2021. The reimbursed expenses were incurred in the normal course of business and related to third-party expenses for board member search fees, the performance of proactive internal audit related to our cybersecurity capabilities, travel expenses and external legal and consulting fees.
Series A Preferred Stock and Warrants
On the Refinancing Date, the Company entered into a Series A Preferred Stock Purchase Agreement with the purchasers signatory thereto, including funds affiliated with Knighthead Capital Management, LLC (the “Investors”), pursuant to which the Investors purchased from the Company, in the aggregate, 165,000 shares of Series A Preferred Stock with an initial stated value of $1,000 per share, or $165.0 million of stated value in the aggregate, which includes warrants to purchase up to 11.5 million shares of Common Stock, for an aggregate purchase price of $163,350,000. The Series A Preferred Stock has priority over the Common Stock with respect to distribution rights, liquidation rights and dividend rights. The holders of the Series A Preferred Stock are entitled to cumulative dividends on the preferred shares at an initial dividend rate of 12.0%, which are payable in-kind, increasing 1.0% per annum on the first day following the fifth anniversary of the issuance and each one-year anniversary thereafter. However, from and after the third anniversary of the issuance of such preferred equity, we have the option to pay such dividends in cash at an interest rate of 1.0% lower than the paid-in-kind rate. The Series A Preferred Stock is perpetual and is mandatorily redeemable in certain circumstances such as a change of control, liquidation, winding up or dissolution, bankruptcy or other insolvency event, restructuring or capitalization transaction, or event of noncompliance.

The Series A Preferred Stock includes approximately 11.5 million detachable warrants. Each warrant entitles the holder to purchase one share of Common Stock. The warrants are exercisable within 5 years from issuance. The strike price is $3.00 for 5.2 million of the issued warrants, and the strike price is $0.01 for 6.3 million of the issued warrants.
Investors’ Rights Agreement
On the Refinancing Date, the Company also entered into an Investors’ Rights Agreement with the Investors (the “Investors’ Rights Agreement”). The Investors’ Rights Agreement sets forth the Investors’ right to designate one director to the Company’s Board of Directors (subject to certain conditions as summarized above) and to receive certain quarterly and annual financial and other information of the Company. The Investors’ Rights Agreement also sets forth restrictions on transfer of shares of Series A Preferred Stock by the Investors and rights of first refusal in favor of any holder that, individually or together with its affiliates, holds, in the aggregate, at least 25% of the then-outstanding Series A Preferred Stock. The Company also agreed in the Investors’ Rights Agreement to pay expenses incurred by Investors in connection with (i) any amendment, modification or waiver of a provision of any Transaction Document and (ii) the enforcement by the Investors of any of their rights in connection with the Transaction Documents, in each case subject to the terms and conditions set forth in the Investors’ Rights Agreement.
Procedures with Respect to Review and Approval of Related Party Transactions
We maintain a Related Person Transaction Policy (the “Policy”) that sets forth the following policies and procedures for the review and approval or ratification of related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.
Generally and subject to certain exceptions, a “Related Person Transaction” is a transaction, arrangement or relationship in which ATI or any of its subsidiaries was, is or will be a participant, involving an amount exceeding $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest.
The Policy requires that notice of a proposed transaction or arrangement that could be a Related Person Transaction be provided in advance (or otherwise at the earliest possible opportunity) to the Chief Legal Officer or designee in the Legal Department, the Chair of the Board, the Chair of the Audit Committee or the Accounting Department. If it is determined that such transaction could be a Related Person Transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting or sooner if determined to be necessary by the Accounting and Legal Departments, in consultation with the Chief Executive Officer or Chief Financial Officer, to the Chair of the Audit Committee. Under the Policy, the Audit Committee may, in its discretion based upon a determination that such transactions are in the best interests of the Company and such other determinations as the Audit Committee deems appropriate, (i) approve in advance such transactions, as applicable, (ii) request that the transaction be modified as a condition to the Board’s approval or ratification, or (iii) reject the transaction.
We have also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and have appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes the material components of our executive compensation program during fiscal year 2021 and provides an overview of our compensation philosophy and objectives for our named executive officers (“NEOs”).
Our executive compensation program is designed to align total compensation with Company performance, while enabling us to attract, retain, and motivate individuals who can achieve sustained long-term growth and strong financial performance for our stockholders. Our pay-for-performance driven compensation philosophy and practices are directly tied to increased stockholder value. As a result, NEO compensation is heavily weighted towards providing equity awards and incenting for long-term stock price appreciation.
Our NEOs for 2021 consisted of:
Name	Title
John Larsen(1)	Executive Chairman and Office of the CEO
Joseph Jordan	Chief Financial Officer and Office of the CEO
Ray Wahl	Chief Operating Officer and Office of the CEO
Diana Chafey	Chief Legal Officer and Corporate Secretary
Joseph Zavalishin	Chief Development Officer
Augustus Oakes	Chief Information Officer
Labeed Diab	Former Chief Executive Officer
(1)	Interim role beginning August 9, 2021
Oversight of Executive Compensation
Our Compensation Committee is responsible for oversight of our executive compensation program, which is regularly reviewed and discussed with management to ensure alignment with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for talent.
Role of Compensation Committee
Our Compensation Committee is primarily responsible for establishing executive compensation. It does so with the goals of motivating NEOs to achieve our business goals and objectives and enhance long-term stockholder value, while rewarding them for their contribution in achieving these goals and objectives. Our Compensation Committee considers the interests of stockholders and overall Company performance in establishing compensation for our NEOs. Our Compensation Committee and management reference national surveys and publicly available executive officer data for similar companies and general industry as an input for compensation decisions.
Role of Management
Management assists our Compensation Committee in establishing NEO compensation by providing information on Company and individual performance, market data, and business needs, strategy, and objectives. Our Compensation Committee also considers our Chief Executive Officer’s recommendations regarding adjustments to NEO compensation components (other than with respect to their own compensation, for which they recuse themselves from all discussions and recommendations).

Use of a Peer Group
Our Compensation Committee evaluates our executive compensation programs in comparison to those of a select peer group, which in 2021 consisted of 16 similarly-sized public health care facilities companies. Our Compensation Committee uses the peer group to compare total direct compensation and the mix of compensation elements for each named executive officer against positions at peer group companies with similar responsibilities. Our Compensation Committee also uses the peer group to review executive pay programs and practices at those companies. For 2021 the peer group consisted of the following companies, which our Compensation Committee determined will continue to be used for 2022:
Acadia Healthcare Company, Inc.	National HealthCare Corporation
Addus HomeCare Corporation	National Vision Holdings Corporation
Amedisys, Inc.	Option Care Health, Inc.
Brookdale Senior Living Inc.	RadNet, Inc.
Encompass Health Corporation	Select Medical Holdings Corporation
Hanger, Inc.	Surgery Partners, Inc.
LHC Group, Inc.	The Ensign Group, Inc.
MEDNAX, Inc.	U.S. Physical Therapy, Inc.
In setting compensation, the Committee considers the peer group companies with which we directly compete for executive talent and stockholder investment. Our Compensation Committee also relies on its general knowledge of executive compensation levels and practices. Most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held, and therefore not included in the above list of our public peer group companies as information on their compensation practices is difficult to obtain.
We do not set a specific, relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for named executive officer pay levels. Rather, we review the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key named executive officers. Our named executive officer compensation program is also designed to ensure that a significant proportion of the named executive officer’s compensation is delivered in equity and thus aligned with the interests of our stockholders.
What is the Total Rewards Model?
The Company considers base salary, cash bonus, long-term incentive awards, health and wellness benefits, career development and perquisites as an executive’s Total Rewards. The Total Rewards model emphasizes an individual’s complete remuneration from the company. It allows the Company to compare the full suite of incentive and retentive tools with those of our peers. Use and consideration of an executive’s Total Reward helps the Company ensure we are retaining the best talent in the industry and motivating the highest levels of performance.
Compensation Philosophy
ATI is a purpose-driven company focused on extraordinary patient outcomes. We value fair pay for our high-performing talent in a fast-paced, exciting culture. We aim to build and evolve our business with individuals who are committed to improving the lives of others. We seek leaders who are passionate about this mission and want to join our culture of excellence. Our Total Rewards approach to compensation is designed to attract, incentivize, and retain high-quality talent as well as promote our unique corporate culture.

Elements of Our NEOs’ Compensation
Our executive compensation program for our NEOs is comprised of the following key components, aligning to our Total Rewards Model, each of which is further described below:

Base Salary
Base salary is a standard element of compensation required to attract and retain talent and provide executives with a base level of cash income. Our Compensation Committee reviews and determines base salary adjustments as part of its annual NEO compensation review, as well as when an NEO is promoted into a new position. In connection with our SPAC transaction, and the change to a public company, our Board increased the base salaries of two of our NEOs, which led to the following base salaries for the NEOs as of the beginning and the end of 2021, as follows:
NEO	Beginning 2021 Annualized Base Salary	Ending 2021 Annualized Base Salary
John Larsen	NA	$1,440,000(1)
Joseph Jordan	$384,750	$450,000
Ray Wahl	$410,400	$450,000
Diana Chafey	$359,100	$359,100
Joseph Zavalishin	$359,100	$359,100
Augustus Oakes	$300,000	$325,000
(1)
In connection with Mr. Larsen’s appointment as Executive Chair, the Company determined to compensate him by paying him an additional $720,000, paid over six months. Mr. Larsen received $555,517 of such amount in 2021. Mr. Larsen’s annualized salary of $1,440,000 was set to 85% of ATI’s previous CEO cash compensation inclusive of base and target bonus.

Annual Incentive Bonus Plan
The Company maintains the Annual Incentive Bonus (AIB) Plan for our NEOs. The intent of the AIB Plan is to reward high performance aligned with the Company’s strategic mission. NEOs, in addition to key corporate staff, are eligible to participate in the AIB Plan. Annual cash awards will be forfeited for employees who are terminated prior to the payout of such bonus under the AIB plan.
The bonus payouts under the AIB Plan are designed to incentivize achievement of the Company’s EBITDA target as set by our Board at the beginning of each fiscal year. The Company provided updated financial EBITDA guidance later in 2021, which was lower than the EBITDA target set by the Board for purposes of the AIB plan. While the Compensation Committee did not make any adjustments to the EBITDA target for purposes of the AIB plan, as a result, the target was not met and the executives would not have received a bonus. However, considering the Company’s challenges and leadership transitions, despite the Company’s underperformance, the Compensation Committee approved 50% funding for annual incentive bonuses in recognition of performance efforts during a challenging year to retain ATI’s talent at all eligible levels.

Accordingly, the Compensation Committee approved bonus payouts to the NEOs consistent with the Company’s key corporate staff and other employees, as follows:
Name	2021 Base Salary ($)	2021 AIB Target (% of Base Salary)	2021 AIB Target Opportunity ($)	Discretionary 2021 Annual Bonus Earned ($)
John Larsen	$1,440,000(1)	NA	NA	NA
Joseph Jordan	$450,000	75%	$337,500	$168,750
Ray Wahl	$450,000	75%	$337,500	$168,750
Diana Chafey	$359,100	75%	$269,325	$134,663
Joseph Zavalishin	$359,100	75%	$269,325	$134,663
Augustus Oakes	$325,000	50%	$162,500	$81,250
(1)
In connection with Mr. Larsen’s appointment as Executive Chair, the Company determined to compensate him by paying him an additional $720,000, paid over six months. Mr. Larsen received $555,517 of such amount in 2021. Mr. Larsen’s annualized salary of $1,440,000 was set to 85% of ATI’s previous CEO cash compensation inclusive of base and target bonus.

Long-Term Equity Incentives
In connection with the closing of the Business Combination, our Board and stockholders approved the ATI Physical Therapy 2021 Equity Incentive Plan (the “2021 Plan”). Effective as of the consummation of the Business Combination, 20.7 million shares of Common Stock were reserved for issuance under the 2021 Plan.
For 2021, the Compensation Committee granted restricted stock units and stock options to our NEOs, as follows:
Name	Target LTI Value ($)	Restricted Stock Units ($)	Restricted Stock Units (#)	Stock Options ($)	Stock Options (#)
John Larsen	$480,000	$240,000	70,175	$240,000	134,216
Joseph Jordan	$500,000	$250,000	73.099	$250,000	139,808
Ray Wahl	$500,000	$250,000	73,099	$250,000	139,808
Diana Chafey	$250,000	$125,000	36,550	$125,000	69,904
Joseph Zavalishin	$250,000	$125,000	36,550	$125,000	69,904
Augustus Oakes	$250,000	$125,000	36,550	$125,000	69,904
The Compensation Committee decided on this mix of long-term incentives to balance numerous goals, including attracting, motivating, and retaining our NEOs, while aligning them with the long-term interests of our stockholders.
RSUs granted as part of the 2021 annual equity grant vest one-third on each of the first three anniversaries of the date of the grant, and stock options granted as part of the 2021 annual equity grant vest one-third on each of the first three anniversaries of the date of the grant.
Wilco Acquisition, LP 2016 Equity Incentive Plan
Prior to the Business Combination, Wilco Acquisition, LP adopted the Wilco Acquisition, LP 2016 Equity Incentive Plan (the “2016 Plan”), granting Incentive Common Units (“ICUs”), subject to time-based and performance-based vesting. In connection with the Business Combination, ICU holders received distributions of shares of common stock and restricted shares of common stock (“Restricted Shares”) from Wilco Acquisition, LP based upon the distribution priorities under the Wilco Acquisition, LP limited partnership agreement. Any Restricted Shares are subject to certain vesting provisions of restricted stock agreements (“Restricted Stock Agreements”) executed by such holders and the terms of the 2021 Plan. See Note 10 - Share-Based Compensation to the Company’s consolidated financial statements in Part II, Item 8, of the Company’s Annual Report on Form 10-K for a description of the terms applicable to the restricted shares of common stock, and see the “Beneficial Ownership of Our Common Stock,” “Outstanding Equity Awards at Fiscal Year-End” and “Agreements with Executive Officers” herein for additional information on the outstanding shares of Common Stock and restricted shares of Common Stock held by named executive officers and directors.
Additionally, pursuant to the 2016 Plan, ATI Management was permitted to allocate a pool of unallocated ICUs and ICUs returned due to forfeitures. In lieu of a distribution of shares of Common Stock held by Wilco Acquisition,

LP, the Company granted restricted shares of Common Stock from the 2021 Plan with the consent of Wilco Acquisition, LP to cancel an equal number of shares of Common Stock held by the partnership. The Company and Wilco Acquisition, LP have cancelled such restricted shares and the Company is proposing to amend, subject to stockholder approval, the 2021 Plan to increase the share reserve by an equal number of Class A common shares of ATI. See Proposal No. 5 – Increase the Number of Shares Available for Issuance Under the ATI Physical Therapy 2021 Equity Incentive Plan in Connection with Cancellation of Certain Shares Previously Held by Wilco Acquisition, LP and the Forfeiture of Certain Shares Subject to Restricted Stock Agreements. These restricted shares were awarded to certain senior leaders, including 41,385 restricted shares of Common Stock awarded to Ms. Chafey for her work on the Business Combination (the “Chafey Restricted Shares”). These restricted shares are subject to certain vesting provisions of Restricted Stock Agreements executed by the holders of such shares and the terms of the 2021 Plan. See Note 10 - Share-Based Compensation to the Company’s consolidated financial statements in Part II, Item 8, of the Company’s Annual Report on Form 10-K for a description of the terms applicable to the restricted shares of Common Stock, and see “Summary Compensation Table,” “Stock Vested,” “Outstanding Equity Awards at Fiscal Year-End” and “Agreements with Executive Officers” herein for additional information on the Chafey Restricted Shares.
Additional NEO Compensation
401(k) Plan
The Company maintains a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which all of our employees, including our NEOs, are eligible to participate. The 401(k) Plan allows participants to contribute up to 80% of base salary on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to any maximum annual limits set by the Internal Revenue Service. The Company provides for per pay period matches to employees of up to 50% of an employee’s first 6% of contributions to the 401(k) Plan. Participants are immediately, fully vested in their own contributions and any Company matches once eligible for match. Participants become eligible for the Company match after one year of service with the Company during which they performed at least 1,000 hours of service.
Employee Benefits and Perquisites
Our NEOs are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This includes medical, dental and vision benefits, flexible spending accounts, short-term and long-term disability, life insurance, and accidental death and dismemberment insurance.
Our NEOs also receive certain additional perquisites, including executive physicals, tax preparation and planning and cell phone service reimbursement. We do not view perquisites or personal benefits as a significant component of our executive compensation program. But we have provided such benefits in limited circumstances where we believe it is appropriate to assist an NEO in the performance of their duties, to make our NEOs more efficient and effective, for security purposes, and for recruitment, motivation, and retention purposes.
Nonqualified Deferred Compensation
The Company maintains a non-qualified deferred compensation plan (the “Supplemental Retirement Benefit Plan”) under which a select group of highly compensated employees are permitted to supplement contributions made under the 401(k) Plan by deferring up to 50% of their base salary. There is no corresponding Company match provided in the non-qualified plan. Any refunds for prior year contributions returned due to discrimination testing can be rolled into the non-qualified plan at 100%.
Severance Benefits
Many of our NEOs are parties to employment agreements with the Company that provide for certain severance benefits in certain circumstances as described below.
Other Compensation Practices and Policies
Hedging and Pledging Activities
Under our Insider Trading Policy, our employees, including our NEOs and members of our Board, are prohibited from hedging or pledging our stock, engaging in short selling of our securities, trading in derivative securities of our Company, holding our securities in a margin account, or otherwise pledging them as collateral for a loan.

Tax Implications of Executive Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1 million in compensation per year on the amount public companies may deduct with respect to certain executive officers. When determining compensation for our NEOs, our Compensation Committee balances many factors, including the limitation on the Company’s ability to deduct compensation imposed by Section 162(m) in addition to market trends for similar roles and positions and determines compensation it believes is in the best interests of the Company’s stockholders’ long-term interests.
Accounting for Stock-Based Compensation
The Company follows ASC 718 for our stock-based compensation awards. ASC 718 requires us to measure, and recognize, the compensation expense for all share-based payment awards made to our employees and independent members of our Board, based on grant date fair value. This calculation is performed for accounting purposes and reported in the executive compensation tables included below in this proxy, even though the recipient of an equity award may never realize any value from the awards the recipient was granted.
Compensation-Related Risks
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our NEOs to take inappropriate risk. Our Compensation Committee believes that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs with those of our stockholders.
Compensation Tables
The section below contains information, both narrative and tabular, regarding the compensation paid to our NEOs for the fiscal year 2021.
Delinquent Section 16(a) Reports
To our knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners have been met, except for the Form 3 for Ms. Sparks filed in connection with her appointment to the Board and Form 4s for each of Ms. Chafey and Mr. Rhodes related to net settlement upon vesting of previously disclosed awards, which were each inadvertently delayed.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
John Larsen Executive Chairman(1)	2021	555,517	0	302,499	287,586	0	0	1,145,602
Joseph Jordan Chief Financial Officer	2021	415,895	168,750	249,999	237,674	3,335	18,443	1,094,096
	2020	369,538	169,281	0	0	0	10,678	549,497
	2019	349,808	187,500	436,818	0	0	7,897	982,023
Ray Wahl Chief Operating Officer	2021	428,622	168,750	249,999	237,674	2,877	22,615	1,110,537
	2020	394,840	153,900	0	0	0	47,344	596,084
	2019	321,442	225,000	140,019	0	0	69,442	755,903
Diana Chafey Chief Legal Officer	2021	359,100	134,663	266,538	118,837	0	17,733	896,871
	2020	344,200	134,663	0	0	0	4,053	482,916
	2019	350,000	262,500	120,698	0	0	8,655	741,853
Joseph Zavalishin Chief Development Officer	2021	357,719	134,663	125,001	118,837	7,173	10,850	754,243
	2020	330,424	234,663	0	0	0	13,453	578,540
	2019	82,115	166,884	272,766	0	0	15,451	537,216
Augustus Oakes Chief Information Officer	2021	311,346	81,250	125,001	118,837	0	16,871	653,305
	2020	260,892	61,072	220,073	0	0	4,285	546,322
	2019	246,250	84,000	0	0	0	931	331,181
Labeed Diab Former Chief Executive Officer	2021	446,250	281,000	0	0	1,505,165	710,642	2,943,057
	2020	693,750	359,100	0	0	0	21,376	1,074,226
	2019	619,231	700,000	1,463,686	0	0	32,525	2,815,442
(1)
John Larsen became ATI’s Executive Chairman on August 9, 2021, all fees earned serving on the Board of Directors are included in the above table as follows: $112,440 cash fees, 34,952 stock options valued at $59,418, and 18,275 restricted stock units valued at $62,500.

(2)	Cash bonuses earned in 2021 were discretionary awards paid to retain bonus-eligible employees, including the above NEOs.
(3)
The award values for periods prior to the Closing Date of the Business Combination reflect the value of the shares distributed by Wilco Acquisition, LP on December 16, 2021 (the “Distribution Date”) discussed herein relating to ICUs granted to the NEOs during such prior periods and held by the NEOs on the Distribution Date. The value of the shares reflected in the table is $3.14, which was the share price as of the close of trading on the Distribution Date.

(4)
The assumptions used in determining the values disclosed in the Stock Awards and Option Awards columns are set out in the 2021 Consolidated Financial Statements included in Part II, Item 8, of our Annual Report on Form 10-K filed on March 1, 2022.

(5)
Former Chief Executive Officer, Labeed Diab, stepped down effective August 7, 2021. John Larsen was appointed and named Executive Chairman and took an active role in leading the Company along with Ray Wahl, Chief Operating Officer, and Joseph Jordan, Chief Financial Officer. Mr. Diab received $1,505,165 in deferred compensation related to his previous employers’ contingent signing bonus repayment, negotiated to the amount owed plus interest.

(6)	Amounts shown in the All-Other Compensation column for 2021 are comprised of the following:
	401(k) Match	Executive Physical	Other*	Tax Gross- Ups	Termination or CIC Payment/ Accrual	Total
John Larsen	$—	$—	$—	$—	$—	$—
Joseph Jordan	$9,750	$5,694	$1,428	$1,571	$—	$18,443
Ray Wahl	$9,750	$—	$928	$[11],937	$—	$22,615
Diana Chafey	$7,402	$7,445	$328	$2,559	$—	$17,733
Joseph Zavalishin	$8,507	$—	$928	$1,415	$—	$10,850
Augustus Oakes	$9,120	$5,418	$928	$1,405	$—	$16,871
Labeed Diab	$9,750	$5,279	$214	$10,879	$684,519	$710,642
*	Other perquisites include: life insurance benefits, long term disability insurance benefits, tax planning and preparation, cell phone reimbursements, and non-compete considerations.

Grants of Plan-Based Awards Fiscal Year 2021
The following table provides information regarding equity and non-equity incentive plan-based awards granted to our NEOs for the year ended December 31, 2021. Except as set forth below, there were no other grants of equity to NEOs during 2021.
GRANTS OF PLAN BASED AWARDS
Name	Grant Date	Compensation Committee and Board Meeting Date	All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
John Larsen	11/23/2021	11/22/2021	88,450			$302,499
	11/23/2021	11/22/2021		169,168	3.42	$287,586
Joseph Jordan	11/23/2021	11/22/2021	73,099	139,808	3.42	$249,999
	11/23/2021	11/22/2021				$237,674
Ray Wahl	11/23/2021	11/22/2021	73,099			$249,999
	11/23/2021	11/22/2021		139,808	3.42	$237,674
Diana	11/23/2021	11/22/2021	77,935			$266,538
Chafey(1)	11/23/2021	11/22/2021		69,904	3.42	$118,837
Joseph	11/23/2021	11/22/2021	36,550			$125,001
Zavalishin	11/23/2021	11/22/2021		69,904	3.42	$118,837
Augustus	11/23/2021	11/22/2021	36,550			$125,001
Oakes	11/23/2021	11/22/2021		69,904	3.42	$118,837
(1)
Ms. Chafey’s award includes shares of Common Stock awarded in lieu of a distribution of shares of Common Stock from Wilco Acquisition, LP related to the unallocated pool of ICUs discussed herein. See discussion under Wilco Acquisition, LP 2016 Equity Incentive Plan. The award was valued at $141,537 and the shares vest in quarterly installments over three years with a vest start date of the Closing Date of the Business Combination.

(2)
The amounts reported represent the grant date fair value associated with the grant of these restricted stock, as computed in accordance with ASC 718. See Note 13 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding all outstanding stock options held by each individual as of December 31, 2021.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Option Price ($)(1)	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
John Larsen	169,168	3.42	11/23/2031	97,995	332,203
Joseph Jordan	139,808	3.42	11/23/2031	192,944	654,080
Ray Wahl	139,808	3.42	11/23/2031	159,414	540,413
Diana Chafey	69,904	3.42	11/23/2031	127,716	432,957
Joseph Zavalishin	69,904	3.42	11/23/2031	99,893	338,637
Augustus Oakes	69,904	3.42	11/23/2031	97,769	331,437
(1)	Stock options vest one-third on each of the first three anniversaries of the Closing Date of the Business Combination.
(2)
Restricted shares of Common Stock held by each NEO as of December 31, 2021, including restricted shares of Common Stock received in distribution from Wilco Acquisition, LP related to ICUs held by each NEO. Restricted shares of Common Stock vest in installments on each quarterly anniversary of the Closing Date of the Business Combination over the shorter of: (a) the eight-year period from the original grant date of the underlying ICUs, or (b) three years post-Closing Date, subject to the NEO’s continued service through each vesting date.

(3)	The market value of shares of outstanding restricted stock is based on the stock price of $3.39, the closing stock price on December 31, 2021.

Stock That Vested in 2021
The following table summarizes the number and market value of stock awards held by each NEO that vested during 2021.
OPTION EXERCISES AND STOCK VESTED
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)
John Larsen	2,962	10,468
Joseph Jordan	30,288	108,979
Ray Wahl	24,839	83,174
Diana Chafey	22,344	81,372
Joseph Zavalishin	14,841	50,402
Augustus Oakes	16,376	56,182
Labeed Diab	466,142	1,463,686
(1)
For the period from January 1, 2021 through June 16, 2021 pricing of the market value reported in this table is based on the closing price on the date the ICUs were distributed on December 16, 2021 of $3.14. For the period from June 16, 2021 through December 31, 2021, the market value reported in this table is based upon the closing price of our Common Stock.

Non-Qualified Deferred Compensation
The following table summarizes NEO non-qualified deferred compensation.
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)
Joseph Jordan	1,734	2,065	16,940
Ray Wahl	1,666	490	8,173
Joseph Zavalishin	20,800	7,261	52,132
(1)	The full amount shown for executive contributions is included in the base salary figures for each NEO shown above in the Summary Compensation Table.
(2)
The amount shown under aggregate earnings reflects the NEO’s gain or loss based upon the individual allocation their account balance. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above.

Potential Payments Upon Termination or Change-in-Control
Agreements with Executive Officers
The Company has entered into employment agreements with Messrs. Jordan, Wahl, Zavalishin, Oakes and Diab, as well as with Ms. Chafey. The material terms of these employment agreements are detailed below, including the potential payment upon termination, except for Mr. Diab who was no longer employed by the Company at the end of 2021 and thus his summary details what he was paid as a result of his departure.
The Company and Mr. Larsen have not entered into an employment agreement covering his services as Executive Chairman. Nor have the parties agreed on payments with respect to Mr. Larsen’s termination.
The Company’s employment agreements with Messrs. Jordan, Wahl, Zavalishin, and Oakes and Ms. Chafey (the “Executive Employment Agreements”), provide for an initial term of three years that automatically renews for one-year terms thereafter, unless notice of non-renewal is provided 30 days before the renewal date, and a minimum base salary of $450,000 per year for Messrs. Jordan and Wahl, $359,100 for Ms. Chafey and Mr. Zavalishin, and $325,000 for Mr. Oakes. In addition, the Executive Employment Agreements provide for annual target bonuses equal to 75% of base salary for Messrs. Jordan, Wahl, and Zavalishin and Ms. Chafey, and Mr. Oakes’ Executive Employment Agreement provides for annual target bonuses equal to 50% of base salary. The Executive Employment Agreements also provide for other standard benefits and perquisites, such as reimbursement of reasonable business expenses and entitlement to health and welfare benefits generally available to other executive employees, including vacation and sick leave, medical, dental, life and disability insurance benefits.
The Executive Employment Agreements provide that Messrs. Jordan and Wahl be granted long-term incentive equity awards from ATI in each of 2021, 2022 and 2023 and that Ms. Chafey, Mr. Zavalishin and Mr. Oakes be granted incentive equity awards from ATI in 2021. The aggregate grant-date value of such annual equity awards will be $500,000 for Messrs. Jordan and Wahl in respect of 2021 and 2022, and $750,000 in respect of 2023, and is $250,000 for Ms. Chafey, Mr. Zavalishin and Mr. Oakes in respect of 2021. Fifty percent (50%) of the aggregate value of the equity awards in respect of 2021 and 2022 is to be granted in the form of restricted stock units and the remaining fifty percent is to be granted in the form of stock options; the forms of equity awards in respect of subsequent years will be determined by ATI’s Compensation Committee after consultation with an external compensation consultant.
The equity awards are governed by the terms of the Executive Employment Agreements, the 2021 Plan, the Restricted Stock Agreements, and certain Restricted Stock Unit Award Agreements and Stock Option Award Agreements (the “Award Agreements”), as applicable. The equity awards in respect of fiscal year 2021 will vest in three equal annual installments over three years from the Closing Date of the Business Combination or date of grant, depending on the award, and vesting of equity awards in respect of subsequent years will be determined by the Company’s Compensation Committee after consultation with an external compensation consultant. With respect to years following 2023, Messrs. Jordan and Wahl will be eligible to receive equity awards on terms and conditions determined by the Company’s Compensation Committee after consultation with an external compensation consultant. For Ms. Chafey, Mr. Zavalishin and Mr. Oakes, with respect to years following 2021, they will be eligible to receive equity awards on terms and conditions determined by the Company’s Compensation Committee after consultation with an external compensation consultant.
Under the terms of the agreements, in the event of a termination without cause by the Company or a termination for good reason by Messrs. Jordan, Wahl, Zavalishin, or Oakes, or Ms. Chafey, during the term of their respective Executive Employment Agreements and at any time other than within 18 months following a change in control, each will receive (i) an amount equal to 1.25 times the sum of annual base salary and target bonus amount, payable in 15 monthly installments; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 12 months, and (iv) immediate vesting of any restricted shares received in connection with ICUs granted under the 2016 Plan. In the event of a termination of without cause by the Company or termination for good reason by Messrs. Jordan, Wahl, Zavalishin, or Oakes, or Ms. Chafey, within 18 months following a change in control, each are to receive (i) an amount equal to 1.5 times the sum of his annual base salary and target bonus amount, payable in a lump sum; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 12 months, and (iv) immediate vesting of any restricted shares received in connection with the ICUs granted under the 2016 Plan. Any such severance payments will be subject to applicable taxes and the executive’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant provisions. Any unvested RSUs and stock options are forfeited immediately upon termination of employment (for any reason), and any vested stock options are forfeited immediately upon termination for cause. Any vested options must be exercised prior to the earliest to occur of (i) the expiration date (which is 10 years after the grant date), (ii) 12 months after termination of employment due to death or disability, (iii) 90 days following termination of employment other than for death, disability, or termination for cause, or (iv) the date of termination for cause. Upon a change in control, (i) any awards under the Award Agreements are to be continued and or assumed by the Company or surviving company, or substituted by the surviving company with substantially similar terms for the outstanding awards, and (ii) and Restricted Shares and the Chafey Restricted Shares are to vest immediately prior to the change in control. Additionally, if a participant’s employment or service is terminated upon or within 24 months following a change in control by ATI without cause or upon such other circumstances as determined by the Compensation Committee, the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement.

Most Executive Employment Agreements contain restrictive covenants generally prohibiting each executive from providing services to a competitor or soliciting employees or business contacts for 15 months following termination of employment, or for 18 months if the executive receives enhanced severance upon a qualifying termination within 18 months following a change in control. In addition, the Executive Employment Agreements mandate that the confidentiality obligations continue after termination of employment.
Any compensation payable under an Executive Employment Agreement, and any awards under the Award Agreements and Restricted Stock Agreements, are subject to recoupment under the 2021 Plan and applicable law, including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the SEC and/or national securities exchange on which the Company’s shares are listed. Under the terms of the 2021 Plan, if after termination of employment the Committee determines in its discretion that the executive engaged in an act or omissions that would have warranted termination for cause, or after termination the executive violated any continuing obligation or duty in respect of the Company, such executive’s rights, payments and benefits with respect to an award are subject to cancellation, forfeiture and/or recoupment.
As defined under the relevant agreements:
“Termination for cause” means termination of employment for (i) willful misfeasance or nonfeasance (including not following the reasonable written direction of the Board, any committee or the Company’s CEO (other than due to disability), or repeated intentional refusal to perform assigned duties (other than due to disability), which in each case continues uncured for 30 days after written notice; (ii) personally engaging in illegal conduct or any act of moral turpitude which reasonably could be expected to harm the Company; (iii) breaching in any material respect the Executive Employment Agreement (other than due to disability) which continues uncured for 30 days after written notice, other than a breach of confidentiality or restrictive covenants (which do not require written notice or opportunity to cure); or (iv) commencement of employment with another company without prior consent.
“Termination without cause” means the Company’s termination of the executive other than for cause or due to executive’s death or disability.
“Termination for good reason” means voluntary termination by executive if (i) there is a reduction in executive’s annual salary or percentage target bonus opportunity then in effect; (ii) the Company acts in any way that adversely affects employee’s participation in or materially reduce executive’s benefits under any benefit plan of the Company, except those changes generally affecting similarly situated employees; (iii) the Company materially breaches the terms of the Executive Employment Agreement; or (iv) there is a material diminution of executive’s job title, reporting relationship or job duties or responsibilities that are materially inconsistent with the position under the agreement; in each case provided that (y) executive notifies the Board in writing of any event constituting the basis for a termination for good reason within 30 days after their knowledge of the initial existence of the circumstance, and (z) the Company fails to cure such circumstance within 30 after such notice.
“Disability” means an executive’s inability to perform the essential duties, responsibilities, and functions of their position as a result of any mental or physical disability or incapacity for a length of time that the Company determines is sufficient to satisfy such obligations as it may have to provide leave under applicable family and medical leave laws and/or “reasonable accommodation” under applicable federal, state or local disability laws.
“Change in control” means (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, (ii) during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii) or (iv) of this definition, or a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board, (iii) merger or consolidation of the

Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (provided that a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no Person other than those covered by the exceptions in (i) above acquires more than 50% of the combined voting power of the Company’s then outstanding securities (which is not a change in control), or (iv) the stockholders of the Company approve the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (y) the sale or disposition of all or substantially all of the assets of the Company to a person(s) who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (z) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.
Mr. Diab
Effective August 7, 2021, Labeed Diab stepped down from his positions as Chief Executive Officer of the Company and as a member of the Board. The Company and Mr. Diab have entered into a mutual release pursuant to which Mr. Diab is eligible for the following payments and benefits: (i) 1.5x the sum of his base salary and target bonus, paid over 18 months from the date of termination; (ii) a prorated bonus for the current year, based on actual performance, paid at the time bonuses are paid to other employees; (iii) continued coverage of health benefits for up to 18 months, if elected; and (iv) the vesting of all restricted shares received in connection with the ICUs granted on March 31, 2019 and December 31, 2019 under the 2016 Plan.
Potential Payments Upon Termination
	Involuntary Termination (not for Cause or with Good Reason) within 18 months of a CIC	Involuntary Termination (not for Cause or with Good Reason) not within 18 months of a CIC	Disability	Death
John Larsen Cash Severance Payments
	$—	$—	$—	$—
Accelerated Equity Vesting	$—	$—	$—	$—
Total	$—	$—	$—	$—
Joseph Jordan Cash Severance Payments
	$1,181,250	$900,000	$450,000	$—
Accelerated Equity Vesting	$654,080	$654,080	$—	$—
Total	$1,835,330	$1,554,080	$450,000	$—
Ray Wahl Cash Severance Payments
	$1,181,250	$900,000	$450,000	$—
Accelerated Equity Vesting	$540,413	$540,413	$—	$—
Total	$1,721,663	$1,440,413	$450,000	$—
Diana Chafey Cash Severance Payments
	$942,638	$718,200	$359,100	$—
Accelerated Equity Vesting	$432,957	$432,957	$—	$—
Total	$1,375,595	$1,151,157	$359,100	$—
Joseph Zavalishin Cash Severance Payments
	$942,638	$718,200	$359,100	$—
Accelerated Equity Vesting	$338,637	$338,637	$—	$—
Total	$1,281,275	$1,056,837	$359,100	$—
Augustus Oakes Cash Severance Payments
	$731,250	$609,375	$325,000	$—
Accelerated Equity Vesting	$331,437	$331,437	$—	$—
Total	$1,062,687	$940,812	$325,000	$—

Compensation Committee Interlocks and Insider Participation
The Compensation Committee includes Carmine Petrone, Joanne Burns and John Larsen. None of our executive officers serves as a member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or the Compensation Committee.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
Compensation Committee:
Carmine Petrone, Chair
Joanne M. Burns
John L. Larsen

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis and the Compensation Tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy and practices, as discussed in this Proxy Statement. As discussed in those disclosures, our compensation programs are designed to align total executive compensation with Company performance while enabling us to attract, retain, and motivate executives who can achieve sustained long-term growth and strong financial performance for our stockholders. Our Compensation Committee continually reviews the compensation program for our named executive officers to ensure it achieves the desired goals of aligning our executive compensation structure with our stockholder interests.
As an advisory vote, this proposal is not binding. However, our Board of Directors and Nominating and Corporate Governance Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 4
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY
VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote must be submitted to stockholders at least once every six years.
You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our named executive officers should be conducted every “1 YEAR,” “2 YEARS,” or “3 YEARS.” You may also “ABSTAIN” from voting. The frequency that receives the greatest number of votes cast by stockholders on this matter at the meeting will be deemed to be the preferred frequency option of our stockholders.
After careful consideration, our Board of Directors recommends that future non-binding advisory votes on compensation of our named executive officers be held every one year. Our Board of Directors believes that holding a vote every year is consistent with having a regular dialogue with our stockholders on corporate governance matters, including the compensation of our named executive officers. An annual stockholder vote allows our stockholders to provide us with regular feedback regarding the effectiveness of our compensation programs, and provides our Board of Directors and Compensation Committee with the opportunity to consider stockholder views as part of its regular compensation review.
Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.
As an advisory vote, this proposal is not binding. However, our Board of Directors and Nominating and Corporate Governance Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS HOLDING FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “1 YEAR”

PROPOSAL NO. 5
APPROVE AN AMENDMENTTO THE ATI PHYSICAL THERAPY 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN IN CONNECTION WITH THE CANCELLATION OF CERTAIN SHARES PREVIOUSLY HELD BY WILCO ACQUISITION, LP AND THE FORFEITURE OF CERTAIN SHARES SUBJECT TO RESTRICTED STOCK AGREEMENTS
At the Annual Meeting, stockholders will be asked to approve an amendment to the ATI Physical Therapy 2021 Equity Incentive Plan (the “2021 Plan”). Such approval will require the affirmative vote of majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. If approved, the number of shares of Common Stock available for issuance under the 2021 Plan will be increased by 560,979 from 20,728,254 to 21,289,233, plus the number of restricted shares of Common Stock distributed by Wilco Acquisition, LP that are forfeited by the holder up to a maximum of 837,166 shares of Common Stock, which will constitute the maximum number of additional shares that may be issued under the 2021 Plan as incentive stock options. On April 13, 2022, our Board of Directors unanimously adopted the amendment to our 2021 Plan (the “2021 Plan Amendment”), a copy of which is attached hereto as Appendix A.
Background
The 2021 Plan allows the Company to grant executive officers, key employees, members of its Board of Directors and other service providers of the Company stock options, stock appreciation rights, restricted stock, performance awards and restricted stock units. The purpose of granting awards under the 2021 Plan is to enhance our long-term performance and to provide the selected individuals with an incentive to improve our growth and profitability by acquiring a proprietary interest in the Company’s success. The 2021 Plan was originally adopted by the Company’s Board of Directors on May 5, 2021 and by the Company’s stockholders on June 15, 2021, prior to the time that we became a publicly held company.
As of March 31, 2022, approximately 9,394,978 shares of Common Stock remained available for issuance in respect of new awards under the 2021 Plan (the “share reserve”). The Company and Wilco Acquisition, LP cancelled 560,979 shares of Common Stock of the Company received by Wilco Acquisition, LP in connection with the Business Combination in respect of approximately an equal number of shares of Common Stock that were reserved for issuance under the 2016 Plan, but not granted to identified recipients. As part of the Business Combination and, in connection with such cancellation, the Company proposed to amend, subject to stockholder approval, the 2021 Plan to increase the share reserve by 560,979 shares of Common Stock (the same amount as the cancelled shares). In addition, the Company proposed to amend, subject to stockholder approval, the 2021 Plan to increase the share reserve by the number of restricted shares of Common Stock distributed by Wilco Acquisition, LP that are forfeited by the holder up to a maximum of 837,166 shares of Common Stock, which was the total number of restricted shares of Common Stock distributed to the holders that remained subject to vesting under the terms of the Restricted Stock Agreements executed by the holders.
Accordingly, the Company’s Board of Directors has adopted a 2021 Plan Amendment, subject to stockholder approval. The 2021 Plan Amendment increases the number of shares of Common Stock available for issuance under the 2021 Plan by 560,979, plus the number of restricted shares of Common Stock distributed by Wilco Acquisition, LP that are forfeited by the holder up to a maximum of 837,166 shares of Common Stock, which will also constitute the maximum number of shares that may be issued under the 2021 Plan as incentive stock options.
Summary of the 2021 Plan
The principal features of the 2021 Plan are summarized below. The summary does not purport to be a complete statement of the terms of the 2021 Plan and is qualified in its entirety by reference to the full text of the 2021 Plan.
Purpose
The purpose of the 2021 Plan is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to ATI’s performance. The intent of the 2021 Plan is to advance ATI’s interests and increase stockholder value by attracting, retaining and motivating key personnel.
Awards
The types of awards available under the Incentive Plan include stock options (both incentive and non-qualified), SARs, restricted stock awards, RSUs and stock-based awards. All awards granted to participants under the 2021 Plan will be represented by an award agreement.

Shares Available
If this proposal is approved, the number of shares of Common Stock available for issuance under the 2021 Plan will be increased by 560,979 from 20,728,254 to 21,289,233, plus the number of restricted shares of Common Stock distributed by Wilco Acquisition, LP that are forfeited by the holder up to a maximum of 837,166 shares of Common Stock, subject to certain provisions of the 2021 Plan including regarding adjustment as summarized below under “Adjustments”. Within the share reserve, a total of 21,289,233 shares of Common Stock are available for awards of incentive stock options. As of December 31, 2021, under the 2021 Plan there were: 774,796 shares of Common Stock subject to outstanding options and an aggregate of 851,966 shares of restricted stock or shares underlying restricted stock unit awards outstanding but not yet vested, based on the passage of time.
If any award granted under the 2021 Plan is cancelled, expired, forfeited, surrendered or otherwise terminated without consideration or delivery of the shares to the participant, then such shares will be returned to the 2021 Plan and be available for future awards under the 2021 Plan. However, shares that are withheld from any award in payment of the exercise, base or purchase price or taxes, or not issued or delivered as a result of the settlement of an award in cash, or repurchased by ATI on the open market with the proceeds of a stock option, will not be returned to the 2021 Plan nor be available for future awards under the 2021 Plan.
The share reserve will be reduced by one share for each share subject to an award. If a share that was subject to an award is returned to the share reserve, the share reserve will be credited with one share.
Eligibility
Any employee, officer, non-employee director or any natural person who is a consultant or other personal service provider to ATI or any of its subsidiaries or affiliates can participate in the 2021 Plan, at the Committee’s (as defined below) discretion. In its determination of eligible participants, the Committee may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the Committee to designate that person to receive an award in any other year. As of the Record Date, approximately 2,073 employees, six executive officers, four non-employee directors and no consultants or other personal service providers are anticipated to be eligible to participate in the 2021 Plan.
Effective Date and Duration
The 2021 Plan took effect as of June 15, 2021 (the “Effective Date”) and will terminate on the tenth anniversary of the Effective Date, subject to earlier amendment or termination. See “Plan Amendments or Termination” below.
Administration
Pursuant to its terms, the 2021 Plan may be administered by the Compensation Committee of the ATI Board, such other committee of the ATI Board appointed by the ATI Board to administer the 2021 Plan or the ATI Board, as determined by the ATI Board (such administrator of the Incentive Plan, the “Committee”). The Committee has the power and discretion necessary to administer the 2021 Plan, with such powers including, but not limited to, the authority to select persons to participate in the 2021 Plan, determine the form and substance of awards under the 2021 Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The Committee’s determinations, interpretations and actions under the Incentive Plan are binding on ATI, the participants in the 2021 Plan and all other parties. The 2021 Plan is administered by our Compensation Committee, which solely consists of independent directors, as appointed by the Board from time to time. The Compensation Committee may delegate authority to one or more officers of ATI to grant awards to eligible persons other than members of the ATI Board or who are subject to Rule 16b-3 of the Exchange Act, as permitted under the 2021 Plan and under applicable law.
Stock Options
A stock option grant entitles a participant to purchase a specified number of shares of Common Stock during a specified term (with a maximum term of ten years) at an exercise price that will not be less than the fair market value of a share as of the date of grant.
The Committee will determine the requirements for vesting and exercisability of the stock options, which may be based on the continued employment or service of the participant with ATI for a specified time period, upon the attainment of performance goals or both. The stock options may terminate prior to the end of the term or vesting date upon termination of employment or service (or for any other reason), as determined by the Committee. Unless approved by the ATI stockholders, the Committee may not take any action with respect to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which shares of Common Stock are listed, or that would result in the cancellation of “underwater” stock options in exchange for cash or other awards, other than in connection with a change in control.
Stock options granted under the 2021 Plan will be either non-qualified stock options or incentive stock options (with incentive stock options intended to meet the applicable requirements under the Code). Stock options are nontransferable except in limited circumstances.
Stock Appreciation Rights
A SAR granted under the 2021 Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, shares of Common Stock or a combination of both equal to (i) the excess of (a) the fair market value of a share on the date of exercise less (b) the base price of the SAR that the Committee specified on the date of the grant multiplied by (ii) the number of shares as to which such SAR is exercised or paid. The base price of a SAR will not be less than the fair market value of a share as of the date of grant. The right of exercise in connection with a SAR may be made by the participant or automatically upon a specified date or event. SARs are nontransferable, except in limited circumstances.
The Committee will determine the requirements for vesting and exercisability of the SARs, which may be based on the continued employment or service of the participant with ATI for a specified time period or upon the attainment of specific performance goals. The SARs may be terminated prior to the end of the term (with a maximum term of ten years) upon termination of employment or service, as determined by the Committee. Unless approved by ATI stockholders, the Committee may not take any action with respect to a SAR that would be treated as a “repricing” under the then applicable rules, regulations or NYSE listing requirements, or that would result in the cancellation of “underwater” SARs in exchange for cash or other awards, other than in connection with a change in control.
Restricted Stock Awards
A restricted stock award is a grant of a specified number of shares of Common Stock to a participant, which restrictions will lapse upon the terms that the Committee determines at the time of grant. The Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the continued employment or service of the participant with ATI over a specified time period, upon the attainment of performance goals, or both.
The participant will have the rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions with respect thereto, unless the Committee determines otherwise to the extent permitted under applicable law. If a participant has the right to receive dividends paid with respect to a restricted stock award, such dividends shall not be paid to the participant until the underlying award vests. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances. A participant may make an election under Section 83(b) of the Code for tax planning purposes, other in connection with a change in control.
Restricted Stock Units
An RSU granted under the 2021 Plan will give the participant a right to receive, upon vesting and settlement of the RSUs, one share per vested unit or an amount per vested unit equal to the fair market value of one share as of the date of determination, or a combination thereof, at the discretion of the Committee. The Committee may grant RSUs together with dividend equivalent rights (which will not be paid until the award vests), and the holder of any RSUs will not have any rights as a stockholder, such as dividend or voting rights, until the shares Common Stock underlying the RSUs are delivered.
The Committee will determine the requirements for vesting and payment of the RSUs, which may be based on the continued employment or service of the participant with ATI for a specified time period and also upon the attainment of specific performance goals. RSUs will be forfeited if the vesting requirements are not satisfied. RSUs are nontransferable, except in limited circumstances.

Stock-Based Awards
Stock-based awards may be granted to eligible participants under the 2021 Plan and consist of an award of, or an award that is valued by reference to, shares of Common Stock. A stock-based award may be granted for past employment or service, in lieu of bonus or other cash compensation, as director’s compensation or any other purpose as determined by the Committee. The Committee will determine the requirements for the vesting and payment of the stock-based award, with the possibility that awards may be made with no vesting requirements. Upon receipt of the stock-based award that consists of shares of Common Stock, the participant will have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote and receive dividends (which will not be paid until the award vests).
Performance-Based Compensation
All types of awards granted under the 2021 Plan may be granted with vesting, payment, lapse of restrictions and/or exercisability requirements that are subject to the attainment of specific performance goals. The Committee may adjust performance goals, or the manner of measurement thereof, as it deems appropriate.
Plan Amendments or Termination
The Board may amend, modify, suspend or terminate the 2021 Plan; provided that if such amendment, modification, suspension or termination materially and adversely affects any award, ATI must obtain the affected participant’s consent, subject to changes that are necessary to comply with applicable laws. Certain amendments or modifications of the 2021 Plan may also be subject to the approval of our stockholders as required by SEC and NYSE rules or applicable law.
Termination of Service
Awards under the 2021 Plan may be subject to reduction, cancellation or forfeiture upon termination of service or failure to meet applicable performance conditions or other vesting terms.
Under the 2021 Plan, unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Committee determines that the participant engaged in an act that falls within the definition of cause, or if after termination the participant engages in conduct that violates any continuing obligation of the participant with respect to ATI, ATI may cancel, forfeit and/or recoup any or all of that participant’s outstanding awards. In addition, if the Committee makes the determination above, ATI may suspend the participant’s right to exercise any stock option or SAR, receive any payment or vest in any award pending a determination of whether the act falls within the definition of cause (as defined in the 2021 Plan). If a participant voluntarily terminates employment or service in anticipation of an involuntary termination for cause, that shall be deemed a termination for cause.
Right of Recapture
Awards granted under the 2021 Plan may be subject to recoupment in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recoupment of erroneously awarded compensation). ATI has the right to recoup any gain realized by the participant from the exercise, vesting or payment of any award if, within one year after such exercise, vesting or payment (a) the participant is terminated for cause, (b) if after the participant’s termination the Committee determines that the participant engaged in an act that falls within the definition of cause or materially violated any continuing obligation of the participant with respect to ATI or (c) the Committee determines the participant is subject to recoupment due to a clawback policy.
Change in Control
Under the 2021 Plan, in the event of a change in control of ATI, as defined in the 2021 Plan, all outstanding awards shall either be (a) continued or assumed by the surviving company or its parent or (b) substituted by the surviving company or its parent for awards, with substantially similar terms (with appropriate adjustments to the type of consideration payable upon settlement, including conversion into the right to receive securities, cash or a combination of both, and with appropriate adjustment of performance conditions or deemed achievement of such conditions (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement).

Only to the extent that outstanding awards are not continued, assumed or substituted upon or following a change in control, the Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards, including without limitation (i) acceleration of exercisability, vesting and/or payment immediately prior to, upon or following such event, (ii) upon written notice, provided that any outstanding stock option and SAR must be exercised during a period of time immediately prior to such event or other period (contingent upon the consummation of such event), and at the end of such period, such stock options and SARs shall terminate to the extent not so exercised, and (iii) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, shares, other property or any combination of such consideration), less any applicable exercise or base price.
Notwithstanding the foregoing, if a participant’s employment or service is terminated upon or within 24 months following a change in control by ATI without cause or upon such other circumstances as determined by the Committee, the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement.
Assumption of Awards in Connection with an Acquisition
The Committee may assume or substitute any previously granted awards of an employee, director or consultant of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the 2021 Plan if the Committee deems it necessary. The assumed awards will not reduce the total number of shares available for awards under the 2021 Plan.
Adjustments
In the event of any recapitalization, reclassification, share dividend, extraordinary cash dividend, stock split, reverse stock split, merger, reorganization, consolidation, combination, spin-off or other similar corporate event or transaction affecting the shares of Common Stock, the Committee will make equitable adjustments to (i) the number and kind of shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price or other value determinations of outstanding awards, and/or (iii) any other terms of an award affected by the corporate event.
Award Limits
A non-employee director may not be granted during a calendar year awards that have a fair value that, when added to all other cash compensation received in respect of service as a member of the Board that year, exceeds $500,000.
U.S. Federal Tax Consequences
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, ATI will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by ATI for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonqualified Stock Options
Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the amount by which the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.
Stock Appreciation Rights
In general, no taxable income is reportable when SARs are granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any cash or shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than 30 days after the date the shares are acquired.
Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Committee or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Stock-Based Awards
The tax consequences associated with any other stock-based award of unrestricted shares or an award that is valued by reference to shares granted under the 2021 Plan will vary depending on the specific terms of the award. A participant acquiring unrestricted shares generally will recognize ordinary income equal to the fair market value of the shares on the grant date. The factors that will determine the timing and character of the income include whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.
Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Certain types of awards granted under the 2021 Plan may be subject to the requirements of Section 409A. It is intended that the 2021 Plan and all awards comply with, or be exempt from, the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for ATI
ATI generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these covered employees, including awards that ATI grants pursuant to the 2021 Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. It is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the 2021 Plan may not be deductible by ATI, to the extent that the annual deduction limitation is exceeded.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF CURRENT U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND ATI WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
Because grants under the 2021 Plan are subject to the discretion of the Committee, it is not possible to determine the benefits that will be received by executive officers, other employees and directors if the 2021 Plan Amendment is approved by the stockholders.
However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, and our non-employee directors will receive awards under the 2021 Plan.

Other Information
The closing price of a share of Common Stock on April 5, 2022 was $1.85 per share.
The following table shows the number of shares of Common Stock underlying outstanding stock option and RSU awards as of December 31, 2021, that have been granted to certain individuals or groups of individuals under the 2021 Plan since the plan’s inception.
Name and Position or Group	Shares Underlying Outstanding Stock Option Awards	Shares Underlying Outstanding RSU Awards[(1)]	Total
NEOs of ATI
John Larsen, Executive Chairman and Office of the CEO	134,216	70,175	204,391
Joseph Jordan, Chief Financial Officer and Office of the CEO	139,808	73,099	212,907
Ray Wahl, Chief Operating Officer and Office of the CEO	139,808	73,099	212,907
Diana Chafey, Chief Legal Officer and Corporate Secretary	69,904	36,550	147,389
Joseph Zavalishin, Chief Development Officer	69,904	36,550	106,454
Augustus Oakes, Chief Information Officer	69,904	36,550	106,454
Labeed Diab, Former Chief Executive Officer	—	—	—
All Current Executive Officers as a Group	623,544	326,023	949,567
All Current Directors Who Are Not Executive Officers as a Group	116,300	66,654	182,954
Each Nominee for Election as Director
Andrew McKnight
Teresa Sparks
Each Associate of Any of Such Directors, Executive Officers or Nominees	—	—	—
Each Other Person Who Received or is to Receive 5% of Such Options or Rights	—	—	—
All Current Employees, Including Current Officers who are not Executive Officers as a Group	—	—	—
(1)	Assumes continuation of service to satisfy vesting requirements.
Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2021, with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing compensation plans that have been approved by stockholders and plans that have not been approved by stockholders.
	Number of securities to be issued upon exercise of outstanding options warrants and right	Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans approved by stockholders	1,626,762	$3.41	18,996,019
Equity compensation plans not approved by stockholders
Total	1,626,762		18,996,019
(1)	Based on the price of the Company’s Common Stock on the grant dates of November 23, 2021 and December 28, 2021 of $3.42 and $3.11, respectively.
Board Recommendation
The Board of Directors seeks stockholder approval of the 2021 Plan Amendment to comply with applicable NYSE listing requirements and with the amendment provisions of the 2021 Plan.

The 2021 Plan Amendment will not become effective unless and until stockholder approval is obtained. If stockholders do not approve this Proposal 5, the 2021 Plan will instead remain in effect in accordance with its pre-existing terms and without giving effect to the 2021 Plan Amendment.
The Board of Directors believes that approval of the 2021 Plan Amendment is appropriate to replace the shares held by Wilco Acquisition, LP or holders of restricted shares that were or are cancelled or forfeited to enable the Company to continue to provide reasonable and competitive compensation to its employees and other service providers and thereby attract and retain the most qualified personnel.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2021 PLAN AMENDMENT

ADDITIONAL INFORMATION
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Our Bylaws provide that, for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Company’s Secretary.
To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice of nomination or other proposal of business must be delivered to or mailed and received by our Chief Legal Officer and Corporate Secretary at our principal executive offices not earlier than February 2, 2023 and not later than March 4, 2023. A stockholder’s notice to the Chief Legal Officer and Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than December 22, 2022 in order to be considered for inclusion in our proxy materials for that meeting.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than April 3, 2023.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and as a result file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as ATI Physical therapy, Inc., that file electronically with the SEC. We also maintain a website at www.atipt.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this Information Statement.
AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT, AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K, all amendments to those reports filed with the SEC, our code of conduct, corporate governance guidelines, and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on and may be obtained through our website, investors.atipt.com.
ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our Common Stock in your own name through our transfer agent, Computershare, Inc., or you are in possession of stock certificates): visit www.computershare.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our Common Stock may call Computershare, Inc., our transfer agent, by phone at 1-800-736-3001 or visit www.computershare.com with questions about electronic delivery.
“HOUSEHOLDING”—STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of a Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Chief Legal Officer and Corporate Secretary at 790 Remington Blvd. Bolingbrook, IL 60440.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding, or our VP Chief Legal Officer and Secretary at the address or telephone number listed above.
OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A
Amendment No. 1 to the

ATI Physical Therapy, Inc.

2021 EQUITY INCENTIVE PLAN

As adopted by resolution of the Board of Directors on April 13, 2022
The ATI Physical Therapy Inc. 2021 Equity Incentive Plan (“Plan”) is hereby amended by replacing Section 4.1 with the following:
4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.2 and Section 4.4 hereof, the total number of shares of Common Stock that are available for issuance under the Plan (the “Share Reserve”) shall equal 21,289,233. Within the Share Reserve, the total number of shares of Common Stock available for issuance as Incentive Stock Options shall equal 21,289,233. In addition, the Share Reserve and the shares of Common Stock available for issuance as Incentive Stock Options shall be increased by the number of shares of Common Stock, if any, up to a maximum of 837,166 shares of Common Stock, that (i) were distributed by Wilco Acquisition, LP (the “Partnership”) to a participant in the Wilco Acquisition, LP 2016 Equity Incentive Plan pursuant to the terms of a restricted stock agreement between such participant, the Company and the Partnership and (ii) were or are forfeited by the participant. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
Except as amended above, the terms of the Plan shall be and remain unchanged, and the Plan as amended is hereby ratified and confirmed and shall remain in full force and effect.
A-1

ATI PHYSICAL THERAPY, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66787-P66925 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATI PHYSICAL THERAPY, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. ELECTION OF 2 DIRECTORS	☐	☐	☐

01) Teresa Sparks
02) Andrew A. McKnight

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. Ratification of the appointment of PwC as the independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote for 1 Year for the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote to approve the frequency of future stockholder advisory votes to approve named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

D66788-P66925

ATI PHYSICAL THERAPY, INC.
PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS
10:00 a.m., JUNE 2, 2022
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Larsen and Diana Chafey and each of them, as Proxy, each with full power of substitution, to vote all of the stock of ATI Physical Therapy, Inc. standing in the undersigned's name at the Annual Meeting of Stockholders of ATI Physical Therapy, Inc. to be held via live audio webcast at www.virtualshareholdermeeting.com/ATI2022, on June 2, 2022 at 10:00 a.m., Central Time, and at any adjournment or postponement thereof for all matters as indicated upon the reverse side, and at their discretion, upon other matters that may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted identical to the Board of Directors' recommendation on each proposal.

(Continued and to be signed on the reverse side.)